LEASE AGREEMENT

BY AND BETWEEN

MOFFETT OFFICE PARK INVESTORS LLC,

a Delaware limited liability company

AS LANDLORD

and

ALLIANCE FIBER OPTIC PRODUCTS, INC.,

a Delaware corporation

AS TENANT

DATED March 29, 2004

i

23.	Assignment and Subletting	26

24.	Tenant's Default	29

25.	Landlord's Remedies	31

26.	Landlord's Right to Perform Tenant's Obligations	33

27.	Attorney's Fees	33

28.	Taxes	33

29.	Effect of Conveyance	33

30.	Tenant's Estoppel Certificate	34

31.	Subordination	34

32.	Environmental Covenants	35

33.	Notices	38

34.	Waiver	39

35.	Holding Over	39

36.	Successors and Assigns	39

37.	Time	39

38.	Brokers	40

39.	Limitation of Liability	40

40.	Financial Statements	40

41.	Rules and Regulations	41

42.	Mortgagee Protection	41

43.	Entire Agreement	41

44.	Interest	41

45.	Construction	42

46.	Representations and Warranties of Tenant	42

47.	Security	42

48.	Jury Trial Waiver	43

49.	Approvals	43

50.	Reasonable Expenditures	43

51.	Landlord's Default	43

Exhibit

A	Diagram of the Premises

B	Tenant Improvement Work Letter

B-1	Initial Space Plan

B-2	Final Plans and Specifications for Tenant Improvements

C	Commencement and Expiration Date Memorandum

D	Rules and Regulations

E	Form of Tenant Estoppel Certificate

F	Hazardous Materials Disclosure Certificate

LEASE AGREEMENT

BASIC LEASE INFORMATION

Lease Date	March 29, 2004
Landlord:	MOFFETT OFFICE PARK INVESTORS LLC, a delaware limited liability company
Landlord's Address:	c/o UBS Realty Investors LLC 455 Market Street, Suite 1540 San Francisco, California 94105 Attention: Asset Manager, Moffett Park
All notices sent to Landlord under this lease shall be sent to the above address, with copies to:
CB Richard Ellis Real Estate Services, Inc.
160 West Santa Clara Street, 12th Floor
San Jose, California 95113
Attention: Property Manager, Moffett Park
Tenant:	ALLIANCE FIBER OPTIC PRODUCTS, INC., a Delaware corporation
Tenant's Contact Person:	Andre Liu
Tenant's Address and Telephone Number:	Prior to Commencement Date: 735 North Pastoria Avenue Sunnyvale, California 94085 (408) 736-6900 From and after Commencement Date: 275 Gibraltar Drive Sunnyvale, California 94089
Premises Square Footage:	Approximately thirty-four thousand eight hundred (34,800) rentable square feet
Premises Address:	275 Gibraltar Drive Sunnyvale, California
Project:	275 Gibraltar Drive, Sunnyvale, California, together with the land on which the Project is situated and all Common Areas

Building (if not the same as the Project):	Same as the Project
Tenant's Proportionate Share of Project:	100%
Tenant's Proportionate Share of Building:	100%
Length of Term:	Seventy-two (72) months
Estimated Commencement Date:	July 1, 2004
Estimated Expiration Date	June 30, 2010
Monthly Base Rate[1]	Months	Sq. Ft.	Monthly Base Rate	Monthly Base Rent
	1-12	34,800	x $0.86	= $29,928.00[2]
	13-24	34,800	x $0.89	= $30,972.00
	25-36	34,800	x $0.91	= $31,668.00
	37-48	34,800	x $0.94	= $32,712.00
	49-60	34,800	x $0.97	= $33,756.00
	61-72	34,800	x $1.00	=$34,800.00

[1] Subject to adjustment in accordance with Paragraph 1(c) of the Tenant
Improvements Work Letter attached to this Lease as Exhibit B.

[2] Subject to waiver of Base Rent during the initial six (6) months of the Term in accordance with Paragraph 4(a) below.
Prepaid Base Rent:	Twenty-Nine Thousand Nine Hundred Twenty-Eight Dollars ($29,928.00)
Prepaid Additional Rent:	Eleven Thousand Nine Hundred Fifty-Two Dollars($11,952.00) (viz.,$0.343 per square foot per month)
Month to which Prepaid Base Rent and Additional Rent will be Applied:	Seventh (7th) month of the Term

v

Letter of Credit:	Four Hundred Twenty Thousand Dollars ($420,000.00), subject to reduction in accordance with Paragraph 7(d) below
Permitted Use:	General office, research and development, and laboratory uses for manufacturer of fiber optic components
Unreserved Parking Spaces:	100% of Project parking spaces
Brokers:	CPS (Landlord's Broker) Cornish & Carey Commercial (Tenant's Broker)
Tenant Improvements Allowance:	Six Hundred Ninety-Six Thousand Dollars ($696,000.00)
Architect:	To be determined

LEASE AGREEMENT

        THIS LEASE AGREEMENT is made and entered into by and between Landlord and Tenant on the Lease Date. The defined terms used in this Lease which are defined in the Basic Lease Information attached to this Lease Agreement (“Basic Lease Information”) shall have the meaning and definition given them in the Basic Lease Information. The Basic Lease Information, the exhibits, the addendum or addenda described in the Basic Lease Information, and this Lease Agreement are and shall be construed as a single instrument and are referred to herein as the “Lease”.

1. DEMISE

        In consideration for the rents and all other charges and payments payable by Tenant, and for the agreements, terms and conditions to be performed by Tenant in this Lease, LANDLORD DOES HEREBY LEASE TO TENANT, AND TENANT DOES HEREBY HIRE AND TAKE FROM LANDLORD, the Premises described below (the “Premises”), upon the agreements, terms and conditions of this Lease for the Term hereinafter stated.

2. PREMISES

        The Premises demised by this Lease is located in that certain building (the “Building”) specified in the Basic Lease Information, which Building is located in that certain real estate development (the “Project”) specified in the Basic Lease Information. The Premises has the address and contains the square footage specified in the Basic Lease Information. The location and dimensions of the Premises are depicted on Exhibit A, which is attached hereto and incorporated herein by this reference; provided, however, that any statement of square footage set forth in this Lease, or that may have been used in calculating any of the economic terms hereof, is an approximation which Landlord and Tenant agree is reasonable and, except as expressly set forth in Paragraph 4(d)(iii) below, no economic terms based thereon shall be subject to revision whether or not the actual square footage is more or less. Tenant shall have the non-exclusive right (in common with the other tenants, Landlord and any other person granted use by Landlord) to use the Common Areas (as hereinafter defined), except that, with respect to parking, Tenant shall have only a license to use the number of non-exclusive and undesignated parking spaces set forth in the Basic Lease Information in the Project’s parking areas (the “Parking Areas”); provided, however, that Landlord shall not be required to enforce Tenant’s right to use such parking spaces; and provided, further, that the parking spaces allocated to Tenant hereunder shall be reduced in the event any of the parking spaces in the Parking Areas are taken or otherwise eliminated as a result of any Condemnation (as hereinafter defined) or casualty event affecting such Parking Areas. No easement for light or air is incorporated in the Premises. For purposes of this Lease, the term “Common Areas” shall mean all areas and facilities outside the Premises and within the exterior boundary line of the Project that are provided and designated by Landlord for the non-exclusive use of Landlord, Tenant and other tenants of the Project and their respective employees, guests and invitees.

        The Premises demised by this Lease shall include the Tenant Improvements (as that term is defined in the Tenant Improvements Work Letter attached hereto as Exhibit B) to be constructed by Landlord within the interior of the Premises. Landlord shall construct the Tenant Improvements on the terms and conditions set forth in Exhibit B. Landlord and Tenant agree to and shall be bound by the terms and conditions of Exhibit B.

        Landlord has the right, in its sole discretion, from time to time, following reasonable notice to Tenant to: (a) make changes to the Common Areas, including, without limitation, changes in the location, size, shape and number of driveways, entrances, parking spaces, Parking Areas, ingress, egress, direction of driveways, entrances, corridors and walkways; (b) close temporarily any of the Common Areas for maintenance purposes so long as reasonable access to the Premises remains available; (c) add additional buildings and improvements to the Common Areas or remove existing buildings or improvements therefrom; (d) use the Common Areas while engaged in making additional improvements, repairs or alterations to the Project or any portion thereof; and (e) do and perform any other acts or make any other changes in, to or with respect to the Common Areas and the Project as Landlord may, in its sole discretion, deem to be appropriate. Notwithstanding the foregoing, if Landlord makes any alterations to the Common Areas pursuant to its rights under this Paragraph 2, Landlord agrees that such alterations shall not unreasonably interfere with Tenant’s use of the Premises.

3. TERM

        The term of this Lease (the “Term”) shall be for the period of months specified in the Basic Lease Information, commencing on the date (the “Commencement Date”) that is the later to occur of the dates determined in accordance with subparagraphs (a) and (b) below:

(a)     the date by which Landlord has Substantially Completed (as defined in Exhibit B) the Tenant Improvements; or

(b)     the earliest of the following dates:

(i)     July 1, 2004; or

(ii)     the date Tenant commences occupancy of the Premises.

        In the event the actual Commencement Date, as determined pursuant to the foregoing, is a date other than the Estimated Commencement Date specified in the Basic Lease Information, then Landlord and Tenant shall promptly execute a Commencement and Expiration Date Memorandum in the form attached hereto as Exhibit C, wherein the parties shall specify the Commencement Date, the date on which the Term expires (the “Expiration Date”) and the date on which Tenant is to commence paying Base Rent.

4. RENT

(a)     Base Rent. Tenant shall pay to Landlord, in advance on the first day of each month, without further notice or demand and, except as expressly set forth in this Lease, without offset, rebate, credit or deduction for any reason whatsoever, the monthly installments of rent specified in the Basic Lease Information (the “Base Rent”).

        During the initial six (6) months of the Term (the “Free Base Rent Period”), Tenant shall have no obligation to pay Base Rent accruing hereunder during the Free Base Rent Period; provided that Tenant shall be obligated to pay Base Rent during such Free Base Rent Period for any period during which Tenant is in Default hereunder.

        Upon execution of this Lease, Tenant shall pay to Landlord the Prepaid Base Rent and first monthly installment of estimated Additional Rent (as hereinafter defined) specified in the Basic Lease Information to be applied toward Base Rent and Additional Rent for the month of the Term specified in the Basic Lease Information.

(b)     Additional Rent. This Lease is intended to be a triple-net Lease with respect to Landlord; and subject to Paragraph 13(b) below, the Base Rent owing hereunder is (i) to be paid by Tenant absolutely net of all costs and expenses relating to Landlord’s ownership and operation of the Project and the Building, and (ii) not to be reduced, offset or diminished, directly or indirectly, by any cost, charge or expense payable hereunder by Tenant or by others in connection with the Premises, the Building and/or the Project or any part thereof. The provisions of this Paragraph 4(b) for the payment of Tenant’s Proportionate Share(s) of Expenses (as hereinafter defined) are intended to pass on to Tenant its share of all such costs and expenses. In addition to the Base Rent, Tenant shall pay to Landlord, in accordance with this Paragraph 4, Tenant’s Proportionate Share(s) of all costs and expenses paid or incurred by Landlord in connection with the ownership, operation, maintenance, management and repair of the Premises, the Building and/or the Project or any part thereof (collectively, the “Expenses”), including, without limitation, all the following items (the “Additional Rent”):

(i)     Taxes and Assessments. All real estate taxes and assessments, which shall include any form of tax, assessment, fee, license fee, business license fee, levy, penalty (if a result of Tenant’s delinquency), or tax (other than net income, estate, succession, inheritance, gift, transfer or franchise taxes), imposed by any authority having the direct or indirect power to tax, or by any city, county, state or federal government or any improvement or other district or division thereof, whether such tax is: (A) determined by the area of the Premises, the Building and/or the Project or any part thereof, or the Rent and other sums payable hereunder by Tenant or by other tenants, including, but not limited to, any gross income or excise tax levied by any of the foregoing authorities with respect to receipt of Rent and/or other sums due under this Lease; (B) upon any legal or equitable interest of Landlord in the Premises, the Building and/or the Project or any part thereof; (C) upon this transaction or any document to which Tenant is a party creating or transferring any interest in the Premises, the Building and/or the Project; (D) levied or assessed in lieu of, in substitution for, or in addition to, existing or additional taxes against the Premises, the Building and/or the Project, whether or not now customary or within the contemplation of the parties; or (E) surcharged against the Parking Areas. Tenant and Landlord acknowledge that Proposition 13 was adopted by the voters of the State of California in the June, 1978 election and that assessments, taxes, fees, levies and charges may be imposed by governmental agencies for such purposes as fire protection, street, sidewalk, road, utility construction and maintenance, refuse removal and for other governmental services which may formerly have been provided without charge to property owners or occupants. It is the intention of the parties that all new and increased assessments, taxes, fees, levies and charges due to any cause whatsoever are to be included within the definition of real property taxes for purposes of this Lease. “Taxes and assessments” shall also include legal and consultants’ fees, costs and disbursements incurred in connection with proceedings to contest, determine or reduce taxes (Landlord hereby agreeing to initiate such a tax appeal at such time, if ever, as Landlord believes that such an appeal is likely to be successful and is likely to result in a material reduction in the real estate taxes assessed against the Project); provided, however, that Tenant’s Proportionate Share of any refund, credit or rebate realized by Landlord and attributable to a period within the Term of this Lease shall be passed through to Tenant. Notwithstanding the foregoing, “Taxes and assessments” shall not include (1) any taxes on Landlord’s rental income, unless such tax or assessment expense is imposed in lieu of real property taxes, or (2) any taxes resulting from any “change in ownership” or “transfer” of all or any part of the Project to a subsidiary, affiliate, division or corporation controlling, controlled by or under common control with or otherwise related to Landlord, and Tenant shall not be required to pay any portion of any tax or assessment expense in excess of the amount which would be payable if such tax or assessment expense were paid in installments over the longest possible term (without the imposition of penalties).

(ii)     Insurance. All insurance premiums for the Building and/or the Project or any part thereof, including premiums for “all risk” fire and extended coverage insurance, commercial general liability insurance, rent loss or abatement insurance, earthquake insurance, flood or surface water coverage, and other insurance as Landlord deems necessary in its sole discretion, and any deductibles paid under policies of any such insurance; provided, however, that with respect to any particular casualty event affecting the Project, Tenant shall not be required to reimburse to Landlord any insurance deductible amounts to the extent the same (A) are attributable to structural portions of the Project, or (B) exceed Three Hundred Thousand Dollars ($300,000.00). For purposes of clause (A) above, the portion of the deductible attributable to structural portions of the Project shall be determined by a fraction, the numerator of which shall be the hard construction costs properly attributable to such structural portions of the Project and the denominator of which shall be the total hard construction costs relating to such casualty. Additionally, any insurance deductibles reimbursable by Tenant hereunder shall be amortized over a period of seventy-two (72) months (i.e., the length of the Term), and only the portion of such amortized deductible as is allocable to the balance of the Term shall be included in Additional Rent. Notwithstanding the foregoing, earthquake insurance premiums paid by Landlord on an annual basis shall be included in Expenses hereunder only to the extent that the amount of such premiums do not exceed five (5) times the amount of the annual premiums then paid by Landlord for Casualty Insurance (as hereinafter defined) covering the Project.

(iii)     Utilities. The cost of all Utilities (as hereinafter defined) serving the Premises, the Building and the Project that are not separately metered to Tenant, any assessments or charges for Utilities or similar purposes included within any tax bill for the Building or the Project, including, without limitation, entitlement fees, allocation unit fees, and/or any similar fees or charges and any penalties (if a result of Tenant’s delinquency) related thereto, and any amounts, taxes, charges, surcharges, assessments or impositions levied, assessed or imposed upon the Premises, the Building or the Project or any part thereof, or upon Tenant’s use and occupancy thereof, as a result of any rationing of Utility services or restriction on Utility use affecting the Premises, the Building and/or the Project, as contemplated in Paragraph 5 below (collectively, “Utility Expenses”).

(iv)     Common Area Expenses. All costs to operate, maintain, repair, replace, supervise, insure and administer the Common Areas, including supplies, materials, labor and equipment used in or related to the operation and maintenance of the Common Areas, including Parking Areas (including, without limitation, all costs of resurfacing and restriping Parking Areas), signs and directories on the Building and/or the Project, landscaping (including maintenance contracts and fees payable to landscaping consultants), amenities, sprinkler systems, sidewalks, walkways, driveways, curbs, lighting systems and security services, if any, provided by Landlord for the Common Areas, and any charges, assessments, costs or fees levied by any association or entity of which the Project or any part thereof is a member or to which the Project or any part thereof is subject.

(v)     Parking Charges. Any parking charges or other costs levied, assessed or imposed by, or at the direction of, or resulting from statutes or regulations, or interpretations thereof, promulgated by any governmental authority or insurer in connection with the use or occupancy of the Building or the Project.

(vi)     Maintenance and Repair Costs. Except for costs which are the responsibility of Landlord pursuant to Paragraph 13(b) below, all costs to maintain, repair, and replace the Premises, the Building and/or the Project or any part thereof, including, without limitation, (A) all costs paid under maintenance, management and service agreements such as contracts for janitorial, security and refuse removal, (B) all costs to maintain, repair and replace the roof coverings of the Building or the Project or any part thereof, and (C) all costs to maintain, repair and replace the heating, ventilating, air conditioning, plumbing, gas, water, sewer, drainage, electrical, fire protection and life safety systems and other mechanical and electrical systems and equipment serving the Premises, the Buildings and/or the Project or any part thereof (collectively, the “Systems”).

(vii)     Life Safety Costs. All costs to install, maintain, repair and replace all life safety systems, including, without limitation, all fire alarm systems, serving the Premises, the Building and/or the Project or any part thereof (including all maintenance contracts and fees payable to life safety consultants) whether such systems are or shall be required by Landlord’s insurance carriers, Laws (as hereinafter defined) or otherwise.

(viii)     Management and Administration. All costs for management and administration of the Premises, the Building and/or the Project or any part thereof, including, without limitation, a property management fee equal to two and 65/100 percent (2.65%) of gross receipts, accounting, auditing, billing, postage, salaries and benefits for clerical and supervisory employees, whether located on the Project or off-site, payroll taxes and legal and accounting costs and fees for licenses and permits related to the ownership and operation of the Project.

        Notwithstanding anything in this Paragraph 4(b) to the contrary, with respect to all sums payable by Tenant as Additional Rent under this Paragraph 4(b) for the repair or replacement of any item or the construction of any new item in connection with the physical operation of the Premises, the Building or the Project (i.e., HVAC, roof membrane or coverings and Parking Areas) which is typically capitalized under industry standard commercial real estate accounting practices, Tenant shall be required to pay only the pro rata share of the cost of the item falling due within the Term (including any Renewal Term) based upon the amortization of the same over the useful life of such item, as determined by such industry standard commercial real estate accounting practices.

(c)     Exclusions from Expenses. Notwithstanding anything to the contrary contained in Paragraph 4(b) above, “Expenses” and “Additional Rent” shall not include the following (the “Expense Exclusions”):

(i)     any capital repair or replacement of the structural portions of the Building and the Project, including, without limitation, the roof (specifically excluding the roof coverings), the foundation, the footings, the floor slab, and the load bearing walls and exterior walls of the Building (excluding any glass and any routine maintenance, including, without limitation, any painting, sealing, patching and waterproofing of such walls);

(ii)     principal, interest, points and other fees on any mortgage financing encumbering the Project;

(iii)     depreciation on any building in the Project (including the Building) and any expense reserves;

(iv)     fees, commissions, attorneys’ fees, allowances, tenant improvement allowances, marketing or other costs or other disbursements incurred in connection with negotiations or disputes with any other occupant (or potential occupant) of the Project or incurred in connection with the negotiation and execution of this Lease;

(v)     costs incurred to comply with laws relating to the removal and remediation of any Hazardous Material which was in existence on the Building or the Project prior to the date of this Lease;

(vi)     any expense for which Landlord receives reimbursement from insurance proceeds, condemnation awards, warranties, guaranties or other third parties (including tenants);

(vii)     costs of maintenance or repairs required as a result of the negligence or willful misconduct of Landlord or Landlord’s Agents;

(viii)     subject to the provisions of Paragraphs 21 and 22 below, any costs of maintenance or repairs resulting from a casualty or condemnation (other than insurance deductibles which shall be governed by Paragraph 4(b)(ii) above;

(ix)     costs of selling or financing any of Landlord’s interest in any component of the Project; and

(x)     costs incurred by Landlord, and penalties assessed against Landlord by any governmental body or agency, as a result of the violation by Landlord or Landlord’s Agents (as defined in Paragraph 8(b) below) of any Laws applicable to the Project (provided, however, that the cost of correcting portions of the Project that do not comply with Laws where such noncompliance was caused by a change in a Law after the Commencement Date, shall be paid by Tenant as Additional Rent to the extent that such costs would otherwise be included within the definition of “Expenses” hereunder).

(d)     Payment of Additional Rent.

(i)     Upon commencement of this Lease, Landlord shall submit to Tenant an estimate of monthly Additional Rent for the period between the Commencement Date and the following December 31 and, subject to Paragraph 4(c) above, Tenant shall pay such estimated Additional Rent on a monthly basis, in advance, on the first day of each month. Tenant shall continue to make said monthly payments until notified by Landlord of a change therein. If at any time or times Landlord determines that the amounts payable under Paragraph 4(b) for the current year will vary from Landlord’s estimate given to Tenant, Landlord, by notice to Tenant, may revise the estimate for such year, and subsequent payments by Tenant for such year shall be based upon such revised estimate. By April 1 of each calendar year, Landlord shall endeavor to provide to Tenant a statement showing the actual Additional Rent due to Landlord for the prior calendar year, to be prorated during the first year from the Commencement Date. If the total of the monthly payments of Additional Rent that Tenant has made for the prior calendar year is less than the actual Additional Rent chargeable to Tenant for such prior calendar year, then Tenant shall pay the difference in a lump sum within ten (10) days after receipt of such statement from Landlord. Any overpayment by Tenant of Additional Rent for the prior calendar year shall be credited towards the Additional Rent next due. Any delay or failure by Landlord in delivering any statement pursuant to this Paragraph 4(d) shall not constitute a waiver of its right to receive Tenant’s payment of Expenses, nor shall it relieve Tenant of its obligations to pay Expenses pursuant to this Paragraph 4, except that Landlord’s right to amend any individual statement to increase any Expenses (other than Taxes and Assessments) payable by Tenant shall terminate on the date that is two (2) calendar years after the date of such statement.

(ii)     Landlord’s then-current annual operating and capital budgets for the Building and the Project or the pertinent part thereof shall be used for purposes of calculating Tenant’s monthly payment of estimated Additional Rent for the current year, subject to adjustment as provided above. Landlord shall make the final determination of Additional Rent for the year in which this Lease terminates as soon as possible after termination of such year. Even though the Term has expired and Tenant has vacated the Premises, Tenant shall remain liable for payment of any amount due to Landlord in excess of the estimated Additional Rent previously paid by Tenant, and, conversely, Landlord shall promptly return to Tenant any overpayment. Failure of Landlord to submit statements as called for herein shall not be deemed a waiver of Tenant’s obligation to pay Additional Rent as herein provided.

(iii)     With respect to Expenses which Landlord allocates to the Building, Tenant’s “Proportionate Share” shall be the percentage set forth in the Basic Lease Information as Tenant’s Proportionate Share of the Building, as adjusted by Landlord from time to time for changes in the physical size of the Premises or the Building, whether such changes in size are due to an addition to or a sale or conveyance of a portion of the Building or otherwise. With respect to Expenses which Landlord allocates to the Project as a whole or to only a portion of the Project, Tenant’s “Proportionate Share” shall be, with respect to Expenses which Landlord allocates to the Project as a whole, the percentage set forth in the Basic Lease Information as Tenant’s Proportionate Share of the Project and, with respect to Expenses which Landlord allocates to only a portion of the Project, a percentage calculated by Landlord from time to time in its sole discretion and furnished to Tenant in writing, in either case as adjusted by Landlord from time to time for changes in the physical size of the Premises or the Project, whether such changes in size are due to an addition to or a sale or conveyance of a portion of the Project or otherwise. Notwithstanding the foregoing, Landlord may equitably adjust Tenant’s Proportionate Share(s) for all or part of any item of expense or cost reimbursable by Tenant that relates to a repair, replacement, or service that benefits only the Premises or only a portion of the Building and/or the Project or that varies with the occupancy of the Building and/or the Project. Without limiting the generality of the foregoing, Tenant understands and agrees that Landlord shall have the right to adjust Tenant’s Proportionate Share(s) of any Utility Expenses based upon Tenant’s use of the Utilities or similar services as reasonably estimated and determined by Landlord based upon factors such as size of the Premises and intensity of use of such Utilities by Tenant such that Tenant shall pay the portion of such charges reasonably consistent with Tenant’s use of such Utilities and similar services. If Tenant disputes any such estimate or determination of Utility Expenses, then Tenant shall either pay the estimated amount or cause the Premises to be separately metered at Tenant’s sole expense.

(e)     General Payment Terms. The Base Rent, Additional Rent and all other sums payable by Tenant to Landlord hereunder, including, without limitation, any late charges assessed pursuant to Paragraph 6 below and any interest assessed pursuant to Paragraph 44 below, are referred to as the “Rent”. All Rent shall be paid without deduction, offset or abatement in lawful money of the United States of America. Checks are to be made payable to “Moffett Office Park Investors LLC” and shall be mailed to: Moffett Park #317, Dept. 0394, P.O. Box 39000, Los Angeles, California 90084, or to such other person or place as Landlord may, from time to time, designate to Tenant in writing. The Rent for any fractional part of a calendar month at the commencement or termination of the Term shall be a prorated amount of the Rent for a full calendar month based upon a thirty (30) day month.

(f)     Statements Binding. Every statement given by Landlord pursuant to Paragraph 4(d) shall be conclusive and binding upon Tenant unless (i) within ninety (90) days after the receipt of such statement Tenant shall notify Landlord that it disputes the correctness thereof, specifying the particular respects in which the statement is claimed to be incorrect, and (ii) if such dispute shall not have been settled by agreement, Tenant shall submit the dispute to arbitration (pursuant to the procedures set forth in Paragraph 4(g) below) within ninety (90) days after receipt of the statement. Pending the determination of such dispute by agreement or arbitration as aforesaid, Tenant shall, within thirty (30) days after receipt of such statement, pay Additional Rent in accordance with Landlord’s statement and such payment shall be without prejudice to Tenant’s position. If the dispute shall be determined in Tenant’s favor, Landlord shall forthwith pay Tenant the amount of Tenant’s overpayment of Additional Rent resulting from compliance with Landlord’s statement.

(g)     Audit Rights. Provided that Tenant notifies Landlord in accordance with the terms of Paragraph 4(f) above that Tenant disputes a statement received from Landlord, Tenant or its CPA (as defined below) shall have the right, at Tenant’s sole cost and expense, provided that Tenant utilizes a Certified Public Accountant (the “CPA”), upon at least thirty (30) days’ prior notice to Landlord at any time during regular business hours to audit, to review and photocopy Landlord’s records pertaining to Expenses for the immediately previous calendar year only. Tenant shall retain a CPA who calculates its fees based upon hours actually worked (as opposed to any incentive, contingency or fee arrangement). Tenant shall complete the audit and present any disputed charges to Landlord, in writing, within six months of receipt of Landlord’s statement pursuant to Paragraph 4(d). If, following Landlord’s receipt of the audit and any disputed charges (the “Report Date”), Landlord disputes the findings contained therein, and Landlord and Tenant are not able to resolve their differences within thirty (30) days following the Report Date, the dispute shall be resolved by binding arbitration as follows: Landlord and Tenant shall each designate an independent certified public accountant, which shall in turn jointly select a third independent Certified Public Accountant (the “Third CPA”). The Third CPA, within thirty (30) days of selection, shall, at Tenant’s sole expense, audit the relevant records and certify the proper amount within. That certification shall be final and conclusive. If the Third CPA determines that the amount of Expenses billed to Tenant was incorrect, the appropriate party shall pay to the other party the deficiency or overpayment, as applicable, within thirty (30) days following delivery of the Third CPA’s decision, without interest. Tenant agrees to keep all information thereby obtained by Tenant confidential and to obtain the agreement of its CPA and the Third CPA to keep all such information confidential. Tenant shall provide a copy of such CPA agreements to Landlord promptly upon request. Notwithstanding anything herein to the contrary, if such refund owing exceeds the aggregate amount properly payable by Tenant pursuant to the terms of this Lease by five percent (5%) or more, then Landlord shall pay at such time any reasonable out-of-pocket audit expenses. For purposes of determining whether the actual amount of Expenses paid by Tenant during a calendar year exceeds the amount properly payable by Tenant hereunder by more than five percent (5%), the parties shall take into account amounts improperly included by Landlord in the calculation of Expenses, but shall exclude any amount attributable to a disagreement over or an improper determination of an amortization period. By way of example only, the parties shall take into account an amount charged to Tenant but specifically excluded under the terms of this Lease, but shall disregard any excess amount improperly included within Expenses attributable to Landlord’s utilization of an incorrect amortization period for capital expenses.

5.     UTILITY EXPENSES

(a)     Tenant shall pay the cost of all water, sewer use, sewer discharge fees and permit costs and sewer connection fees, gas, heat, electricity, refuse pick-up, janitorial service, telephone and all materials and services or other utilities (collectively, “Utilities”) billed or metered separately to the Premises and/or Tenant, together with all taxes, assessments, charges and penalties added to or included within such cost. Tenant acknowledges that the Premises, the Building and/or the Project may become subject to the rationing of Utility services or restrictions on Utility use as required by a public utility company, governmental agency or other similar entity having jurisdiction thereof. Tenant acknowledges and agrees that its tenancy and occupancy hereunder shall be subject to such rationing or restrictions as may be imposed upon Landlord, Tenant, the Premises, the Building and/or the Project, and Tenant shall in no event be excused or relieved from any covenant or obligation to be kept or performed by Tenant by reason of any such rationing or restrictions. Tenant agrees to comply with energy conservation programs required by any Laws.

(b)     Landlord shall not be liable for any loss, injury or damage to property caused by or resulting from any variation, interruption, or failure of Utilities due to any cause whatsoever, or from failure to make any repairs or perform any maintenance. No temporary interruption or failure of such services incident to the making of repairs, alterations, improvements, or due to accident, strike, or conditions or other events shall be deemed an eviction of Tenant or, subject to Paragraph ý5(c) below, relieve Tenant from any of its obligations hereunder. In no event shall Landlord be liable to Tenant for any damage to the Premises or for any loss, damage or injury to any property therein or thereon occasioned by bursting, rupture, leakage or overflow of any plumbing or other pipes (including, without limitation, water, steam, and/or refrigerant lines), sprinklers, tanks, drains, drinking fountains or washstands, or other similar cause in, above, upon or about the Premises, the Building, or the Project.

(c)     Notwithstanding the terms of Paragraph ý5(b) above, but subject in each instance to Force Majeure Events (hereinafter defined), if any Utilities are interrupted for seven (7) consecutive business days through no fault or negligence of Tenant or Tenant’s Agents, and if such interruption results in a material interference with Tenant’s use of or access to the Premises, Tenant shall be entitled to an abatement of Base Rent commencing on the eighth (8th) day of the interruption and continuing until the service is restored, but only to the extent Landlord collects proceeds under its policy of rent-loss insurance and such proceeds are allocable to the Premises. During any interruption of Utilities, the parties shall use commercially reasonable efforts to restore the services as soon as possible.

As used herein, “Force Majeure Events” means strikes, embargoes, governmental regulations, acts of God, war, civil commotion or other strife, inability to obtain required materials or supplies, and other events beyond the control of the party whose performance is affected thereby.

6. LATE CHARGE

        Notwithstanding any other provision of this Lease, Tenant hereby acknowledges that late payment to Landlord of Rent, or other amounts due hereunder will cause Landlord to incur costs not contemplated by this Lease, the exact amount of which will be extremely difficult to ascertain. If any Rent or other sums due from Tenant are not received by Landlord or by Landlord’s designated agent within three (3) days after their due date, then Tenant shall pay to Landlord a late charge equal to five percent (5%) of such overdue amount, plus any costs and attorneys’ fees incurred by Landlord by reason of Tenant’s failure to pay Rent and/or other charges when due hereunder; provided, however, that Tenant shall be entitled to one notice of late payment and a five (5) day cure period in each twelve (12) month period before any such late charge accrues. Landlord and Tenant hereby agree that such late charges represent a fair and reasonable estimate of the cost that Landlord will incur by reason of Tenant’s late payment and shall not be construed as a penalty. Landlord’s acceptance of such late charges shall not constitute a waiver of Tenant’s default with respect to such overdue amount or estop Landlord from exercising any of the other rights and remedies granted under this Lease.

   INITIALS:

Landlord______            Tenant______

7.     LETTER OF CREDIT

(a)     Upon execution of this Lease, Tenant shall deliver to Landlord, at Tenant’s sole cost and expense, the Letter of Credit described below in the amount of Four Hundred Twenty Thousand Dollars ($420,000.00) (the “LC Face Amount”) as security for Tenant’s performance of all of Tenant’s covenants and obligations under this Lease; provided, however, that neither the Letter of Credit nor any Letter of Credit Proceeds (as defined below) shall be deemed an advance rent deposit or an advance payment of any other kind, or a measure of Landlord’s damages upon Tenant’s breach of or default under this Lease. The Letter of Credit shall be maintained in effect from the date hereof through the date that is sixty (60) days after the Expiration Date (the “LC Termination Date”). On the LC Termination Date, Landlord shall return to Tenant the Letter of Credit and any Letter of Credit Proceeds then held by Landlord (other than those Letter of Credit Proceeds Landlord is entitled to retain under the terms of this Paragraph 7(a)); provided, however, that in no event shall any such return be construed as an admission by Landlord that Tenant has performed all of its obligations hereunder. Landlord shall not be required to segregate the Letter of Credit Proceeds from its other funds and no interest shall accrue or be payable to Tenant with respect thereto. Landlord may (but shall not be required to) draw upon the Letter of Credit and use the proceeds thereof (the “Letter of Credit Proceeds”) or any portion thereof, to the extent reasonably required (i) to remedy Tenant’s Default for non-payment of Rent and to cure any other Default under this Lease, and in either case to compensate Landlord for any loss or damage Landlord incurs as a result of such Default, (ii) to repair damage to the Premises caused by Tenant, (iii) to clean the Premises upon termination of this Lease, and (iv) to reimburse Landlord for the payment of any amount which Landlord may for any purpose spend or be required to spend by reason of Tenant’s Default, it being understood that any use of the Letter of Credit Proceeds shall not constitute a bar or defense to any of Landlord’s remedies set forth in Paragraph 25 below. Landlord shall have the additional right to draw on the Letter of Credit in accordance with Paragraph 7(c) below. In any such event and upon written notice from Landlord to Tenant specifying the amount of the Letter of Credit Proceeds so utilized by Landlord and the particular purpose for which such amount was applied, Tenant shall immediately deliver to Landlord an amendment to the Letter of Credit or a replacement Letter of Credit in an amount equal to the full LC Face Amount (subject to any prior reductions in the LC Face Amount pursuant to Paragraph 7(d) below). Tenant’s failure to deliver such replacement Letter of Credit to Landlord within ten (10) days of Landlord’s notice shall constitute an immediate Default hereunder. In the event Landlord transfers its interest in this Lease, Landlord shall transfer the Letter of Credit and any Letter of Credit Proceeds then held by Landlord to Landlord’s successor in interest, and thereafter Landlord shall have no further liability to Tenant with respect to such Letter of Credit or Letter of Credit Proceeds.

(b)     As used herein, Letter of Credit shall mean an unconditional and irrevocable standby letter of credit (herein referred to as the “Letter of Credit”) issued by the San Francisco office of UBS PaineWebber, or another major national bank insured by the Federal Deposit Insurance Corporation, with assets of not less than Fifty Billion Dollars ($50,000,000,000.00) and otherwise reasonably satisfactory to Landlord (the “Bank”), naming Landlord as beneficiary, in the amount of the LC Face Amount, and otherwise in form and substance reasonably satisfactory to Landlord. The Letter of Credit shall be for an initial one-year term, shall automatically renew for successive one-year periods (without the necessity of additional documentation or action on the part of any party), and shall provide: (i) that Landlord may make partial and multiple draws thereunder, up to the full LC Face Amount, (ii) that Landlord may draw upon the Letter of Credit up to the full amount thereof and the Bank will pay to Landlord the amount of each such draw upon receipt by the Bank of a sight draft signed by Landlord and accompanied by a written certification from Landlord to the Bank stating that Landlord is entitled to draw on the Letter of Credit, and (iii) that the beneficial interest under the Letter of Credit shall be freely transferable one or more times and, therefore, in the event of Landlord’s (or any successor Landlord’s) assignment or other transfer of its interest in this Lease, the Letter of Credit shall be freely transferable by Landlord (or any successor Landlord), without recourse and without the payment of any fee or consideration (except for a transfer fee assessed by the Bank in an amount not to exceed one quarter (¼) of one percent (1%) of the then LC Face Amount), to the assignee or transferee of such interest and the Bank shall confirm the same to Landlord (or such successor) and such assignee or transferee. Any and all costs and fees associated with the set-up or general maintenance Letter of Credit shall be shared equally (50%-50%) by Landlord and Tenant.

(c)     In the event that the Bank shall at any time notify Landlord that the Letter of Credit shall not be renewed beyond the next expiry date, then unless Tenant shall, not less than thirty (30) days prior to such expiry date, deliver to Landlord a replacement Letter of Credit in the full LC Face Amount and otherwise meeting the requirements set forth above, Landlord shall be entitled to draw on the Letter of Credit and shall hold the proceeds of such draw as Letter of Credit Proceeds pursuant to Paragraph 7(a) above. The Letter of Credit shall expressly provide that, to be effective, any notice on non-renewal given by the Bank must be provided by the Bank concurrently to Landlord, Landlord’s property manager and Landlord’s counsel (at the address of each such party specified in the Letter of Credit).

(d)     The LC Face Amount shall be subject to reduction as hereinafter provided in this Paragraph 7(d):

(i)     Tenant shall have the right to reduce the LC Face Amount to Thirty-Five Thousand One Hundred Forty-Eight Dollars ($35,148.00), provided that the following conditions precedent shall have been satisfied to Landlord’s reasonable satisfaction:

(A)     Tenant shall have earned Positive Net Income for two (2) consecutive calendar quarters (or, if Tenant’s fiscal year is other than the calendar year, two (2) consecutive fiscal quarters); and

(B)     Tenant is not then in Default (nor have there been more than two events of Default in the prior twelve months) at the time Tenant seeks the actual reduction in the LC Face Amount.

(ii)     Prior to any reduction in the LC Face Amount under this Paragraph 7(d), Tenant shall deliver financial statements to Landlord for the calendar year(s) in which the applicable quarters fall, which statements shall be audited by a certified public accountant from a nationally recognized accounting firm (the “CPA”), shall be certified by the CPA as having been prepared in accordance with generally accepted accounting principles consistently applied (“GAAP”), and shall otherwise be reasonably acceptable to Landlord.

(iii)     The right of Tenant to reduce the LC Face Amount as provided in this Paragraph 7(d) shall be personal to Alliance Fiber Optic Products, Inc. and any Tenant Affiliate (as hereinafter defined) and shall be available to Alliance Fiber Optic Products, Inc. and any Tenant Affiliate.

(iv)     As used herein, the following terms shall have the meanings set forth below:

(A)     “Net Income” means the net income (as calculated in accordance with GAAP) earned by Tenant attributable to the applicable calendar or fiscal quarter (specifically excluding, however, with respect to revenues, any non-recurring revenues or other revenues not received in the ordinary course of Tenant’s business, such as proceeds under any policy of insurance maintained by Tenant, judgments rendered in favor of Tenant and other revenues or receipts of a non-recurring nature, and any positive accounting adjustments to Tenant’s net income), all as determined in accordance with GAAP; and

(B)     “Positive Net Income” means Net Income for the applicable period of One Dollar ($1.00) or more.

(e)     In the event that Landlord draws upon the Letter of Credit solely due to Tenant’s failure to renew the Letter of Credit at least thirty (30) days before its expiration, (i) such failure to renew shall not constitute a default hereunder, and (ii) Tenant shall at any time thereafter be entitled to provide Landlord with a replacement Letter of Credit that satisfies the requirements hereunder, at which time Landlord shall return any non-applied balance of the cash proceeds of the original Letter of Credit drawn by Landlord.

8.     POSSESSION

(a)     Tenant’s Right of Possession. Subject to Paragraph 8(b), Tenant shall be entitled to possession of the Premises upon commencement of the Term.

(b)     Delay in Delivering Possession. If for any reason whatsoever, Landlord cannot deliver possession of the Premises to Tenant on or before the Estimated Commencement Date, this Lease shall not be void or voidable, nor shall Landlord, or Landlord’s agents, advisors, employees, partners, shareholders, directors, invitees or independent contractors (collectively, “Landlord’s Agents”), be liable to Tenant for any loss or damage resulting therefrom. Notwithstanding the preceding sentence, if Landlord does not deliver possession of the Premises to Tenant by the Estimated Commencement Date (as such date may be extended by Force Majeure or Tenant Delay as defined in and pursuant to the Work Letter), then Tenant shall be entitled to one day of free Base Rent and Additional Rent for each day that the Premises is not available after such Estimated Commencement Date (as such date may be extended by Force Majeure or Tenant Delay) for a period of up to ninety (90) days; provided further that if Landlord does not deliver possession of the Premises to Tenant by the date that is ninety-one (91) days following the Estimated Commencement Date (as such date may be extended by Force Majeure or Tenant Delay), then Tenant shall be entitled to two days of free Base Rent and Additional Rent for each day that the Premises is not available after the ninety-first (91st) day following the Estimated Commencement Date (as such date may be extended by Force Majeure or Tenant Delay). Additionally, if Landlord does not deliver possession of the Premises to Tenant by December 1, 2004 (as such date may be extended by Force Majeure or Tenant Delay), then Tenant shall have the option to terminate this Lease by written notice to Landlord within ten (10) days thereafter unless Landlord delivers possession of the Premises to Tenant prior to such notice, and, upon any such termination, all deposits and prepayments shall be refunded. The aforesaid rights of free rent and termination shall be the sole remedies available to Tenant as a result of Landlord’s failure to deliver the Premises to Tenant on a timely basis as provided in this Paragraph 8(b). The Expiration Date shall be extended by the same number of days that the actual Commencement Date was delayed beyond the Estimated Commencement Date specified in the Basic Lease Information. Any free Base Rent and Additional Rent accruing under this Section 8(b) shall be in addition to the Free Base Rent Period set forth in Section 4(a) above.

9.     USE OF PREMISES

(a)     Permitted Use. The use of the Premises by Tenant and Tenant’s agents, advisors, employees, partners, shareholders, directors, invitees and independent contractors (collectively, “Tenant’s Agents”) shall be solely for the Permitted Use specified in the Basic Lease Information and for no other use. Tenant shall not permit any objectionable or unpleasant odor, smoke, dust, gas, noise or vibration to emanate from or near the Premises. The Premises shall not be used to create any nuisance or trespass, for any illegal purpose, for any purpose not permitted by Laws, for any purpose that would invalidate the insurance or increase the premiums for insurance on the Premises, the Building or the Project or for any purpose or in any manner that would interfere with other tenants’ use or occupancy of the Project. If any of Tenant’s office machines or equipment disturb any other tenant in the Building, then Tenant shall provide adequate insulation or take such other action as may be necessary to eliminate the noise or disturbance. Tenant agrees to pay to Landlord, as Additional Rent, any increases in premiums on policies resulting from Tenant’s Permitted Use or any other use or action by Tenant or Tenant’s Agents which increases Landlord’s premiums or requires additional coverage by Landlord to insure the Premises. Tenant agrees not to overload the floor(s) of the Building.

(b)     Compliance with Governmental Regulations and Private Restrictions. Tenant and Tenant’s Agents shall, at Tenant’s expense, faithfully observe and comply with (i) all municipal, state and federal laws, statutes, codes, rules, regulations, ordinances, requirements, and orders (collectively, “Laws”), now in force or which may hereafter be in force pertaining to the Premises or Tenant’s use of the Premises, the Building or the Project, including, without limitation, any Laws requiring installation of fire sprinkler systems, seismic reinforcement and related alterations, and removal of asbestos, whether substantial in cost or otherwise; provided, however, that Tenant shall not be required to make or, except as provided in Paragraph 4 above, pay for, alterations, additions or improvements to the Premises or the Building necessary to comply with Laws that are not related to Tenant’s specific use of the Premises unless the requirement for such changes is imposed as a result of any improvements or additions made or proposed to be made at Tenant’s request; (ii) all recorded covenants, conditions and restrictions affecting the Project (“Private Restrictions”) now in force or which may hereafter be in force; and (iii) any and all rules and regulations set forth in Exhibit D and any other rules and regulations now or hereafter promulgated by Landlord related to parking or the operation of the Premises, the Building and/or the Project (collectively, the “Rules and Regulations”). The judgment of any court of competent jurisdiction, or the admission of Tenant in any action or proceeding against Tenant, whether Landlord be a party thereto or not, that Tenant has violated any such Laws or Private Restrictions, shall be conclusive of that fact as between Landlord and Tenant.

(c)     Compliance with Americans with Disabilities Act. Landlord and Tenant hereby agree and acknowledge that the Premises, the Building and/or the Project may be subject to, among other Laws, the requirements of the Americans with Disabilities Act, a federal law codified at 42 U.S.C. § 12101 et seq., including, but not limited to, Title III thereof, and all regulations and guidelines related thereto, together with any and all laws, rules, regulations, ordinances, codes and statutes now or hereafter enacted by local or state agencies having jurisdiction thereof, including all requirements of Title 24 of the State of California, as the same may be in effect on the date of this Lease and may be hereafter modified, amended or supplemented (collectively, the “ADA”). Any Tenant Improvements to be constructed hereunder shall be in compliance with the requirements of the ADA, and all costs incurred for purposes of compliance therewith shall be a part of and included in the costs of the Tenant Improvements, as set forth in Exhibit B. Subject to reimbursement pursuant to Paragraph 4 above, if any barrier removal work or other work is required to the Building, the Common Areas or the Project under the ADA, then such work shall be the responsibility of Landlord; provided, however, that if such work is required under the ADA as a result of Tenant’s particular use of the Premises or any work or Alteration (as hereinafter defined) made to the Premises by or on behalf of Tenant, then such work shall be performed by Landlord at the sole cost and expense of Tenant. Except as otherwise expressly provided in this provision or in Paragraph 9(b) above, Tenant shall be responsible at its sole cost and expense for fully and faithfully complying with all applicable requirements of the ADA, including, without limitation, not discriminating against any disabled persons in the operation of Tenant’s business in or about the Premises, and offering or otherwise providing auxiliary aids and services as, and when, required by the ADA. Within ten (10) days after receipt, Tenant shall advise Landlord in writing, and provide Landlord with copies of (as applicable), any written notices alleging violation of the ADA relating to any portion of the Premises, the Building or the Project; any claims made or threatened in writing regarding noncompliance with the ADA and relating to any portion of the Premises, the Building, or the Project; or any governmental or regulatory actions or investigations instituted or threatened regarding noncompliance with the ADA and relating to any portion of the Premises, the Building or the Project. Tenant shall and hereby agrees to protect, defend (with counsel acceptable to Landlord) and hold Landlord and Landlord’s Agents harmless and indemnify Landlord and Landlord’s Agents from and against all liabilities, damages, claims, losses, penalties, judgments, charges and expenses (including attorneys’ fees, costs of court and expenses necessary in the prosecution or defense of any litigation including the enforcement of this provision) arising from or in any way related to, directly or indirectly, Tenant’s or Tenant’s Agents’ violation or alleged violation of the ADA. Tenant agrees that the obligations of Tenant herein shall survive the expiration or earlier termination of this Lease.

10.     ACCEPTANCE OF PREMISES

(a)     By entry hereunder, Tenant accepts the Premises as suitable for Tenant’s intended use and as being in good and sanitary operating order, condition and repair, as is, and, except as expressly set forth in Paragraph ý10(b) below, without representation or warranty by Landlord as to the condition, use or occupancy which may be made thereof. Any exceptions to the foregoing must be by written agreement executed by Landlord and Tenant.

(b)     Notwithstanding the provisions of Paragraph 10(a) above, Landlord shall cause the Systems (as defined in Paragraph 4(b)(vi) above) serving the Premises to be in good working order on the Commencement Date. Any claims by Tenant under the preceding sentence shall be made in writing not later than the twentieth (20th) day after the Commencement Date. In the event Tenant fails to deliver a written claim to Landlord on or before such twentieth (20th) day, then Landlord shall be conclusively deemed to have satisfied its obligations under this Paragraph 10(b). Landlord’s obligations under this Paragraph 10(b) shall specifically exclude any obligation to repair any damage caused to the mechanical, electrical and plumbing systems by Tenant or Tenant’s Agents.

11.     SURRENDER

        Tenant agrees that on the last day of the Term, or on the sooner termination of this Lease, Tenant shall surrender the Premises to Landlord (a) in the same condition received (damage by acts of God, fire, and any other casualty, normal wear and tear, condemnation, and Alterations not required to be removed excepted) and (b) otherwise in accordance with Paragraph 32(h). Normal wear and tear shall not include any damage or deterioration to the floors of the Premises arising from the use of forklifts in, on or about the Premises (including, without limitation, any marks or stains on any portion of the floors), and any damage or deterioration that would have been prevented by proper maintenance by Tenant, or Tenant otherwise performing all of its obligations under this Lease. On or before the expiration or sooner termination of this Lease, (i) Tenant shall remove all of Tenant’s Property (as hereinafter defined), and Tenant’s signage from the Premises, the Building and the Project and repair any damage caused by such removal, and (ii) Landlord may, subject to the provisions of Paragraph 12(g) below, by notice to Tenant given not later than ninety (90) days prior to the Expiration Date (except in the event of a termination of this Lease prior to the scheduled Expiration Date, in which event no advance notice shall be required), require Tenant at Tenant’s expense to remove any or all Alterations that Landlord has not consented to or that Landlord has not informed Tenant may remain in the Premises pursuant to Paragraph 12(g) below, and to repair any damage caused by such removal. Any of Tenant’s Property not so removed by Tenant as required herein shall be deemed abandoned and may be stored, removed, and disposed of by Landlord at Tenant’s expense, and Tenant waives all claims against Landlord for any damages resulting from Landlord’s retention and disposition of such property; provided, however, that Tenant shall remain liable to Landlord for all costs incurred in storing and disposing of such abandoned property of Tenant. All Tenant Improvements and Alterations except those which Landlord requires Tenant to remove in accordance with the terms of this Lease shall remain in the Premises as the property of Landlord. Tenant shall not be required to remove or pay for the removal of the Tenant Improvements at the expiration or earlier termination of this Lease. If the Premises are not surrendered at the end of the Term or sooner termination of this Lease, and in accordance with the provisions of this Paragraph 11 and Paragraph 32(h) below, Tenant shall continue to be responsible for the payment of Rent (as the same may be increased pursuant to Paragraph 35 below) until the Premises are so surrendered in accordance with said Paragraphs, and Tenant shall indemnify, defend and hold Landlord harmless from and against any and all loss or liability resulting from delay by Tenant in so surrendering the Premises including, without limitation, any loss or liability resulting from any claim against Landlord made by any succeeding tenant or prospective tenant founded on or resulting from such delay and losses to Landlord due to lost opportunities to lease any portion of the Premises to any such succeeding tenant or prospective tenant, together with, in each case, actual attorneys’ fees and costs.

12.     ALTERATIONS AND ADDITIONS

(a)     Tenant shall not make, or permit to be made, any alteration, addition or improvement (hereinafter referred to individually as an “Alteration” and collectively as the “Alterations”) to the Premises or any part thereof without the prior written consent of Landlord, which consent shall not be unreasonably withheld; provided, however, that Landlord shall have the right in its sole and absolute, but good faith, discretion to consent or to withhold its consent to any Alteration which negatively affects the structural portions of the Premises, the Building or the Project or the Systems serving the Premises, the Building and/or the Project or any portion thereof. Notwithstanding the foregoing, Tenant shall have the right to make Alterations to the Premises with prior written notice to, but without the consent of, Landlord, provided that such Alterations (i) do not affect the structural portions of the Premises, the Building or the Project or the Systems serving the Premises, the Building and/or the Project or any portion thereof, (ii) are “generic” office and R&D improvements (as determined by Landlord in good faith), (iii) consist of improvements and finishes that are similar to, and of equal or higher quality than, the improvements and finishes existing in the Premises as of the Commencement Date, (iv) do not cost in excess of Twenty-Five Thousand Dollars ($25,000.00) to construct and install on an individual basis or in the aggregate during a twelve (12) month period, and (v) are performed in full compliance with the terms of Paragraphs ý12(b) through ý12(g) below.

(b)     Any Alteration to the Premises shall be at Tenant’s sole cost and expense, in compliance with all applicable Laws and all requirements requested by Landlord, including, without limitation, the requirements of any insurer providing coverage for the Premises or the Project or any part thereof, and in accordance with plans and specifications approved in writing by Landlord, and shall be constructed and installed by a contractor approved in writing by Landlord. As a further condition to giving consent, Landlord may require Tenant to provide Landlord, at Tenant’s sole cost and expense, a payment and performance bond in form acceptable to Landlord, in a principal amount not less than one and one-half times the estimated costs of any Alterations that are reasonably expected to cost in excess of One Hundred Thousand Dollars ($100,000.00), to ensure Landlord against any liability for mechanics’ and materialmen’s liens and to ensure completion of work. Before Alterations may begin, valid building permits or other permits or licenses required must be furnished to Landlord, and, once the Alterations begin, Tenant will diligently and continuously pursue their completion. Landlord may monitor construction of the Alterations and Tenant shall reimburse Landlord for any actual and reasonable third party costs incurred by Landlord in reviewing plans and documents and in monitoring construction of any Alterations that require the consent of Landlord pursuant to Paragraph 12(a) above. Tenant shall maintain during the course of construction, at its sole cost and expense, builders’ risk insurance for the amount of the completed value of the Alterations on an all-risk non-reporting form covering all improvements under construction, including building materials, and other insurance in amounts and against such risks as Landlord shall reasonably require in connection with the Alterations. In addition to and without limitation on the generality of the foregoing, Tenant shall ensure that its contractor(s) procure and maintain in full force and effect during the course of construction a “broad form” commercial general liability and property damage policy of insurance naming Landlord, Landlord’s manager, UBS Realty Investors LLC (“UBS”), Tenant and Landlord’s lenders as additional insureds. The minimum limit of coverage of the aforesaid policy for any (i) general contractors shall be in the amount of not less than Three Million Dollars ($3,000,000.00) for injury or death of one or more persons in any one accident or occurrence, and (ii) any subcontractors shall be in the amount of not less than One Million Dollars ($1,000,000.00) for injury or death of one or more persons in any one accident or occurrence, and shall contain a severability of interest clause or a cross liability endorsement. Such insurance shall further insure Landlord and Tenant against liability for property damage of at least One Million Dollars ($1,000,000.00).

(c)     All Alterations, including, but not limited to, heating, lighting, electrical, air conditioning, fixed partitioning, drapery, wall covering and paneling, built-in cabinet work and carpeting installations made by Tenant, together with all property that has become an integral part of the Premises or the Building, shall remain the property of Tenant during the Term, but upon expiration or earlier termination of this Lease shall at once be and become the property of Landlord, and shall not be deemed trade fixtures or Tenant’s Property. If reasonably required by Landlord (due to such Alterations failing to be generally consistent with first-class research and development space) at the time of Landlord’s consent, Tenant will deposit with Landlord, prior to the commencement of construction, an amount reasonably determined by Landlord necessary to secure the costs of demolishing such Alterations and/or the cost of returning the Premises and the Building to its condition prior to such Alterations.

(d)     Tenant may install private telephone systems and/or other related computer or telecommunications equipment or lines in the Premises without Landlord’s prior written consent, except that, if such installation requires the making of Alterations, then Tenant shall comply with the terms of this Paragraph ý12. If requested by Landlord, Tenant shall remove all telecommunications and computer equipment (and restore the Premises to the condition existing prior to installation) at the expiration or sooner termination of this Lease.

(e)     Notwithstanding anything herein to the contrary, before installing any equipment or lights which generate an undue amount of heat in the Premises, or if Tenant plans to use any high-power usage equipment in the Premises in excess of the existing electrical capacity of the Building in question or which, in Landlord’s good faith discretion, requires upgrades to the Building Systems or supplemental systems, Tenant shall obtain the written permission of Landlord, which permission shall not be unreasonably withheld. Landlord may refuse to grant such permission unless Tenant agrees to pay the costs to Landlord for installation of supplementary air conditioning capacity or electrical systems necessitated by such equipment.

(f)     Tenant agrees not to proceed to make any Alterations, notwithstanding consent from Landlord to do so, until Tenant notifies Landlord in writing at least fifteen (15) days prior to the date Tenant desires to commence construction or installation of such Alterations, in order that Landlord may post appropriate notices to avoid any liability to contractors or material suppliers for payment for Tenant’s improvements. Tenant will at all times permit such notices to be posted and to remain posted until the completion of work.

(g)     At the time of requesting Landlord’s consent to any Alterations, Tenant shall have the right to request that Landlord inform Tenant whether such Alterations may remain in the Premises following, or must be removed from the Premises prior to, the expiration or sooner termination of this Lease.

13.     MAINTENANCE AND REPAIRS OF PREMISES

(a)     Maintenance by Tenant. Throughout the Term, Tenant shall, at its sole expense, (i) keep and maintain in good order and condition the Premises, and repair and replace every part thereof, including glass, windows, window frames, window casements, skylights, interior and exterior doors, door frames and door closers; interior lighting (including, without limitation, light bulbs and ballasts), all communications systems serving the Premises, Tenant’s signage, interior demising walls and partitions, equipment, interior painting and interior walls and floors, and the roll-up doors, ramps and dock equipment, including, without limitation, dock bumpers, dock plates, dock seals, dock levelers and dock lights located in or on the Premises (excepting only those portions of the Building or the Project to be maintained by Landlord, as provided in Paragraph 13(b) below), (ii) furnish all expendables, including light bulbs, paper goods and soaps, used in the Premises, and (iii) keep and maintain in good order and condition, repair and replace all of Tenant’s security systems in or about or serving the Premises. Tenant shall not do nor shall Tenant allow Tenant’s Agents to do anything to cause any damage, deterioration or unsightliness to the Premises, the Building or the Project.

(b)     Maintenance by Landlord. Subject to the provisions of Paragraphs 13(a), 21 and 22, and further subject to Tenant’s obligation under Paragraph 4 to reimburse Landlord, in the form of Additional Rent, for Tenant’s Proportionate Share(s) of the cost and expense of the following items, Landlord agrees to repair and maintain the following items: the roof coverings (provided that Tenant installs no additional air conditioning or other equipment on the roof that damages the roof coverings, in which event Tenant shall pay all costs resulting from the presence of such additional equipment); the Systems serving the Premises, the Building and the Project; and the Parking Areas, pavement, landscaping, sprinkler systems, down spouts, gutters, sidewalks, driveways, curbs, and lighting systems in the Common Areas. Subject to the provisions of Paragraphs 13(a), 21 and 22, Landlord, at its own cost and expense, agrees to repair and maintain the following items: the structural portions of the Premises, the Building and the Project including, without limitation, the roof (specifically excluding the roof coverings), the foundation, the footings, the floor slab, and the load bearing walls and exterior walls of the Building (excluding any glass and any routine maintenance, including, without limitation, any painting, sealing, patching and waterproofing of such walls). Notwithstanding anything in this Paragraph 13 to the contrary, Landlord shall have the right to either repair or to require Tenant to repair any damage to any portion of the Premises, the Building and/or the Project caused by or created due to any act, omission, negligence or willful misconduct of Tenant or Tenant’s Agents and to restore the Premises, the Building and/or the Project, as applicable, to the condition existing prior to the occurrence of such damage; provided, however, that in the event Landlord elects to perform such repair and restoration work, Tenant shall reimburse Landlord upon demand for all costs and expenses incurred by Landlord in connection therewith. Landlord’s obligation hereunder to repair and maintain is subject to the condition precedent that Landlord shall have actual knowledge (or, in the exercise of reasonable care, should have had actual knowledge) of the need for such repairs and maintenance and a reasonable time to perform such repair and maintenance. Tenant shall promptly report in writing to Landlord any defective condition actually known to it which Landlord is required to repair, and failure to so report such defects shall make Tenant responsible to Landlord for any damage which could have reasonably been avoided had Tenant promptly reported such defective condition as required herein.

(c)     Tenant’s Waiver of Rights. Tenant hereby expressly waives all rights to make repairs at the expense of Landlord or to terminate this Lease, as provided for in California Civil Code Sections 1941 and 1942, and 1932(1), respectively, and any similar or successor statute or law in effect or any amendment thereof during the Term.

14.     LANDLORD’S INSURANCE

        Landlord shall purchase and keep in force fire, extended coverage and “all risk” insurance (collectively, “Casualty Insurance”) covering the Building and the Project for the full replacement cost thereof (excluding the land, foundations, footings and other elements that are not customarily covered by “full replacement cost” insurance). Tenant shall, at its sole cost and expense, comply with any and all reasonable requirements pertaining to the Premises, the Building and the Project of any insurer necessary for the maintenance of reasonable fire and commercial general liability insurance, covering the Building and the Project. Landlord, at Tenant’s cost, may maintain “Loss of Rents” insurance, insuring that the Rent will be paid in a timely manner to Landlord for a period of at least twelve (12) months if the Premises, the Building or the Project or any portion thereof are destroyed or rendered unusable or inaccessible by any cause insured against under this Lease. In the event Landlord carries earthquake insurance on the Building or the Project, such coverage shall be maintained under policies of insurance which are consistent in scope and coverage with the policies of earthquake insurance maintained by Landlord on other buildings owned by Landlord from time to time in the greater San Francisco Bay Area/Silicon Valley.

15.     TENANT’S INSURANCE

(a)     Commercial General Liability Insurance. Tenant shall, at Tenant’s expense, secure and keep in force a “broad form” commercial general liability insurance and property damage policy covering the Premises, insuring Tenant, and naming Landlord, Landlord’s investment advisors and agents from time to time, including, without limitation, UBS and Landlord’s lenders (collectively, “Landlord Parties”) as additional insureds, against any liability arising out of the ownership, use, occupancy or maintenance of the Premises. The minimum limit of coverage of such policy shall be in the amount of not less than Three Million Dollars ($3,000,000.00) for injury or death of one person in any one accident or occurrence and in the amount of not less than Three Million Dollars ($3,000,000.00) for injury or death of more than one person in any one accident or occurrence, shall include an extended liability endorsement providing contractual liability coverage (which shall include broad form contractual coverage including, to the extent available, coverage for Tenant’s indemnification obligations in this Lease), and shall contain a severability of interest clause or a cross liability endorsement. Such insurance shall further insure Landlord and Tenant against liability for property damage of at least Three Million Dollars ($3,000,000.00). Landlord may from time to time require reasonable increases in any such limits if Landlord believes that additional coverage is necessary or desirable. The limit of any insurance shall not limit the liability of Tenant hereunder. No policy maintained by Tenant under this Paragraph 15(a) shall contain a deductible greater than Five Thousand Dollars ($5,000.00). No policy shall be cancelable or subject to reduction of coverage without thirty (30) days’ prior written notice to Landlord. Such policies of insurance shall be issued as primary policies and not contributing with or in excess of coverage that Landlord may carry, by an insurance company authorized to do business in the State of California for the issuance of such type of insurance coverage and rated A:IX or better in Best’s Key Rating Guide.

(b)     Personal Property Insurance. Tenant shall maintain in full force and effect on all of its personal property, furniture, furnishings, trade or business fixtures and equipment (collectively, “Tenant’s Property”) on the Premises and on the Approved Furnishings (as defined in the Tenant Improvements Work Letter attached hereto as Exhibit B), a policy or policies of fire and extended coverage insurance with standard coverage endorsement to the extent of the full replacement cost thereof. No such policy shall contain a deductible greater than Five Thousand Dollars ($5,000.00). During the term of this Lease the proceeds from any such policy or policies of insurance shall be used for the repair or replacement of the fixtures and equipment so insured. Landlord shall have no interest in the insurance upon Tenant’s equipment and fixtures and will sign all documents reasonably necessary in connection with the settlement of any claim or loss by Tenant. Landlord will not carry insurance on Tenant’s possessions.

(c)     Worker’s Compensation Insurance; Employer’s Liability Insurance. Tenant shall, at Tenant’s expense, maintain in full force and effect worker’s compensation insurance with not less than the minimum limits required by law, and employer’s liability insurance with a minimum limit of coverage of One Million Dollars ($1,000,000.00).

(d)     Evidence of Coverage. Tenant shall deliver to Landlord certificates of insurance and true and complete copies of any and all endorsements required herein for all insurance required to be maintained by Tenant hereunder at the time of execution of this Lease by Tenant. Tenant shall, at least thirty (30) days prior to expiration of each policy, furnish Landlord with certificates of renewal or “binders” thereof. Each certificate shall expressly provide that such policies shall not be cancelable or otherwise subject to modification except after thirty (30) days’ prior written notice to Landlord and the other parties named as additional insureds as required in this Lease (except for cancellation for nonpayment of premium, in which event cancellation shall not take effect until at least ten (10) days’ notice has been given to Landlord).

16.     INDEMNIFICATION

(a)     Of Landlord. Tenant shall indemnify and hold harmless Landlord and Landlord’s Agents against and from any and all claims, liabilities, judgments, costs, demands, causes of action and expenses (including, without limitation, reasonable attorneys’ fees) arising from (i) the use of the Premises, the Building or the Project by Tenant or Tenant’s Agents, or from any activity done, permitted by Tenant or Tenant’s Agents in or about the Premises, the Building or the Project (including, without limitation, any actions taken by Tenant pursuant to Paragraph 51 below), and (ii) any act, neglect, fault, willful misconduct or omission of Tenant or Tenant’s Agents, or from any breach or default in the terms of this Lease by Tenant or Tenant’s Agents, and (iii) any action or proceeding brought on account of any matter in items (i) or (ii). If any action or proceeding is brought against Landlord by reason of any such claim, upon notice from Landlord, Tenant shall defend the same at Tenant’s expense by counsel reasonably satisfactory to Landlord. As a material part of the consideration to Landlord, Tenant hereby releases Landlord and Landlord’s Agents from responsibility for, waives its entire claim of recovery for and assumes all risk of (A) damage to property or injury to persons in or about the Premises, the Building or the Project from any cause whatsoever (except that which is caused by the gross negligence or willful misconduct of Landlord or Landlord’s Agents or by the failure of Landlord to observe any of the terms and conditions of this Lease, if such failure has persisted for an unreasonable period of time after written notice of such failure), or (B) loss resulting from business interruption or loss of income at the Premises. The obligations of Tenant under this Paragraph 16(a) shall survive any termination of this Lease.

(b)     Of Tenant. Landlord shall not be released or indemnified from, and shall indemnify and hold harmless Tenant against and from any and all claims, liabilities, judgments, costs, demands, causes of action and expenses (including, without limitation, reasonable attorneys’ fees) arising from the gross negligence or willful misconduct of Landlord or Landlord’s Agents, or by the breach of this Lease by Landlord, if such breach has persisted for an unreasonable period of time after written notice of the same. If any action or proceeding is brought against Tenant by reason of any such claim, upon notice from Tenant, Landlord shall defend the same at Landlord’s expense by counsel reasonably satisfactory to Tenant. The obligations of Landlord under this Paragraph ý16(b) shall survive any termination of this Lease.

(c)     No Impairment of Insurance. The foregoing indemnity shall not relieve any insurance carrier of its obligations under any policies required to be carried by either party pursuant to this Lease, to the extent that such policies cover the peril or occurrence that results in the claim that is subject to the foregoing indemnity.

17.     SUBROGATION

        Notwithstanding anything in this Lease to the contrary, Landlord and Tenant hereby mutually waive any claim against the other and its Agents for any loss or damage to any of their property located on or about the Premises, the Building or the Project that is caused by or results from perils covered by property insurance carried by the respective parties, or required to be carried under this Lease, whether or not due to the negligence or willful misconduct of the other party or its Agents. Because the foregoing waivers will preclude the assignment of any claim by way of subrogation to an insurance company or any other person, each party now agrees to immediately give to its insurer written notice of the terms of these mutual waivers and shall have their insurance policies endorsed to prevent the invalidation of the insurance coverage because of these waivers. Nothing in this Paragraph 17 shall relieve a party of liability to the other for failure to carry insurance required by this Lease.

18. SIGNS

        Tenant shall not place or permit to be placed in, upon, or about the Premises, the Building or the Project any exterior lights, decorations, balloons, flags, pennants, banners, advertisements or notices, or erect or install any signs, windows or door lettering, placards, decorations, or advertising media of any type which can be viewed from the exterior the Premises (collectively “Signs”) without obtaining Landlord’s prior written consent or without complying with all applicable Laws, and will not conduct, or permit to be conducted, any sale by auction on the Premises or otherwise on the Project. Notwithstanding the foregoing, Tenant shall have the right to place an identification sign on the Building and to install a monument sign in front of the Building, subject to applicable Laws and Landlord’s approval of the locations of such signs. Tenant shall remove any Sign (including, without limitation, the signs referred to in the preceding sentence), advertisement or notice placed on the Premises, the Building or the Project by Tenant upon the expiration of the Term or sooner termination of this Lease, and Tenant shall repair any damage or injury to the Premises, the Building or the Project caused thereby, all at Tenant’s expense. If any Signs are not removed, or necessary repairs not made, Landlord shall have the right to remove the Signs and repair any damage or injury to the Premises, the Building or the Project at Tenant’s sole cost and expense.

19. FREE FROM LIENS

        Tenant shall keep the Premises, the Building and the Project free from any liens arising out of any work performed, material furnished or obligations incurred by or for Tenant. In the event that Tenant shall not, within ten (10) days following the imposition of any such lien, cause the lien to be released of record by payment or posting of a proper bond, Landlord shall have in addition to all other remedies provided herein and by law the right but not the obligation to cause same to be released by such means as it shall deem proper, including payment of the claim giving rise to such lien. All such sums paid by Landlord and all expenses incurred by it in connection therewith (including, without limitation, attorneys’ fees) shall be payable to Landlord by Tenant upon demand. Landlord shall have the right at all times to post and keep posted on the Premises any notices permitted or required by law or that Landlord shall deem proper for the protection of Landlord, the Premises, the Building and the Project, from mechanics’ and materialmen’s liens. Tenant shall give to Landlord at least five (5) business days’ prior written notice of commencement of any repair or construction on the Premises.

20. ENTRY BY LANDLORD

        Tenant shall permit Landlord and Landlord’s Agents to enter into and upon the Premises at all reasonable times, following at least twenty-four (24) hours’ prior notice, which may be telephonic, (except in the case of an emergency or scheduled services, for which no notice shall be required), and subject to Tenant’s reasonable security arrangements, for the purpose of inspecting the same or showing the Premises to prospective purchasers, lenders or, during the last two hundred seventy (270) days of the Term, tenants or to alter, improve, maintain and repair the Premises or the Building as required or permitted by Landlord under the terms hereof, or for any other business purpose, without any rebate of Rent and without any liability to Tenant for any loss of occupation or quiet enjoyment of the Premises thereby occasioned (except for actual damages resulting from the sole active gross negligence or willful misconduct of Landlord); and Tenant shall permit Landlord to post notices of non-responsibility and ordinary “for sale” or, during the last two hundred seventy (270) days of the Term, “for lease” signs. No such entry shall be construed to be a forcible or unlawful entry into, or a detainer of, the Premises, or an eviction of Tenant from the Premises. Landlord may temporarily close entrances, doors, corridors, elevators or other facilities without liability to Tenant by reason of such closure in the case of an emergency and when Landlord otherwise deems such closure necessary.

21.     DESTRUCTION AND DAMAGE

(a)     If the Premises are damaged by fire or other perils covered by extended coverage insurance, Landlord shall, at Landlord’s option:

(i)     In the event of total destruction (which shall mean destruction or damage in excess of thirty-three percent (33%) of the full insurable value thereof) of the Premises, elect either to commence promptly to repair and restore the Premises and prosecute the same diligently to completion, in which event this Lease shall remain in full force and effect; or not to repair or restore the Premises, in which event this Lease shall terminate. Landlord shall give Tenant written notice of its intention within forty-five (45) days after the date (the “Casualty Discovery Date”) Landlord obtains actual knowledge of such destruction. If Landlord elects not to restore the Premises, this Lease shall be deemed to have terminated as of the date of such total destruction.

(ii)     In the event of a partial destruction (which shall mean destruction or damage to an extent not exceeding thirty-three percent (33%) of the full insurable value thereof) of the Premises for which Landlord will receive insurance proceeds sufficient to cover the cost to repair and restore such partial destruction and, if the damage thereto is such that the Premises may be substantially repaired or restored to its condition existing immediately prior to such damage or destruction within one hundred eighty (180) days from the Casualty Discovery Date, Landlord shall commence and proceed diligently with the work of repair and restoration, in which event this Lease shall continue in full force and effect. If such repair and restoration requires longer than one hundred eighty (180) days or if the insurance proceeds therefor (plus any amounts Tenant may elect or is obligated to contribute) are not sufficient to cover the cost of such repair and restoration, Landlord may elect either to so repair and restore, in which event this Lease shall continue in full force and effect, or not to repair or restore, in which event this Lease shall terminate. In either case, Landlord shall give written notice to Tenant of its intention within forty-five (45) days after the Casualty Discovery Date. If Landlord elects not to restore the Premises, this Lease shall be deemed to have terminated as of the date of such partial destruction.

(iii)     Notwithstanding anything to the contrary contained in this Paragraph, in the event of damage to the Premises occurring during the last twelve (12) months of the Term, either Landlord or, if such damage to the Premises materially impairs Tenant’s ability to continue its business operations therein, then Tenant may elect to terminate this Lease by written notice of such election given to the other party within thirty (30) days after the Casualty Discovery Date.

(b)     If the Premises are damaged by any peril not covered by extended coverage insurance, and the cost to repair such damage exceeds any amount Tenant may agree to contribute, Landlord may elect either to commence promptly to repair and restore the Premises and prosecute the same diligently to completion, in which event this Lease shall remain in full force and effect; or not to repair or restore the Premises, in which event this Lease shall terminate. Landlord shall give Tenant written notice of its intention within sixty (60) days after the Casualty Discovery Date. If Landlord elects not to restore the Premises, this Lease shall be deemed to have terminated as of the date on which Tenant surrenders possession of the Premises to Landlord, except that if the damage to the Premises materially impairs Tenant’s ability to continue its business operations in the Premises, then this Lease shall be deemed to have terminated as of the date such damage occurred.

(c)     In the event of repair and restoration as herein provided, the monthly installments of Base Rent and Additional Rent shall be abated proportionately in the ratio which Tenant’s use of the Premises is impaired during the period of such repair or restoration; provided, however, that if such damage or destruction resulted from the acts or inaction of Tenant or Tenant’s Agents, then such abatement shall be limited to the extent of rental abatement insurance proceeds received by Landlord. Except as expressly provided in the immediately preceding sentence with respect to abatement of Base Rent, Tenant shall have no claim against Landlord for, and hereby releases Landlord and Landlord’s Agents from responsibility for and waives its entire claim of recovery for any cost, loss or expense suffered or incurred by Tenant as a result of any damage to or destruction of the Premises, the Building or the Project or the repair or restoration thereof, including, without limitation, any cost, loss or expense resulting from any loss of use of the whole or any part of the Premises, the Building or the Project and/or any inconvenience or annoyance occasioned by such damage, repair or restoration.

(d)     If the Premises is damaged or destroyed to the extent that the Premises cannot be substantially repaired or restored by Landlord within two hundred ten (210) days after the Casualty Discovery Date, Tenant may terminate this Lease immediately upon notice thereof to Landlord, which shall be given, if at all, not later than fifteen (15) days after Landlord notifies Tenant of Landlord’s estimate of the period of time required to repair such damage or destruction.

(e)     If Landlord is obligated to or elects to repair or restore as herein provided, Landlord shall repair or restore only the initial tenant improvements, if any, constructed by Landlord in the Premises pursuant to the terms of this Lease, substantially to their condition existing immediately prior to the occurrence of the damage or destruction; and Tenant may promptly repair and restore, at Tenant’s expense, Tenant’s Alterations which were not constructed by Landlord.

(f)     Tenant hereby waives the provisions of California Civil Code Section 1932(2) and Section 1933(4) which permit termination of a lease upon destruction of the leased premises, and the provisions of any similar law now or hereinafter in effect, and the provisions of this Paragraph 21 shall govern exclusively in case of such destruction.

22.     CONDEMNATION

(a)     If thirty-three percent (33%) or more of either the Premises, the Building or the Project or the Parking Areas is taken for any public or quasi-public purpose by any lawful governmental power or authority, by exercise of the right of appropriation, inverse condemnation, condemnation or eminent domain, or sold to prevent such taking (each such event being referred to as a “Condemnation”), Landlord may, at its option, terminate this Lease as of the date title vests in the condemning party. If thirty-three percent (33%) or more of the Premises is taken and if the Premises remaining after such Condemnation and any repairs by Landlord would be untenantable for the conduct of Tenant’s business operations, Tenant shall have the right to terminate this Lease as of the date title vests in the condemning party. If either party elects to terminate this Lease as provided herein, such election shall be made by written notice to the other party given within thirty (30) days after the nature and extent of such Condemnation have been finally determined. If neither Landlord nor Tenant elects to terminate this Lease to the extent permitted above, Landlord shall promptly proceed to restore the Premises, to the extent of any Condemnation award received by Landlord, to substantially the same condition as existed prior to such Condemnation, allowing for the reasonable effects of such Condemnation, and a proportionate abatement shall be made to the Base Rent and Additional Rent corresponding to the time during which, and to the portion of the floor area of the Premises (adjusted for any increase thereto resulting from any reconstruction) of which, Tenant is deprived on account of such Condemnation and restoration, as reasonably determined by Landlord. Except as expressly provided in the immediately preceding sentence with respect to abatement of Base Rent and Additional Rent, Tenant shall have no claim against Landlord for, and hereby releases Landlord and Landlord’s Agents from responsibility for and waives its entire claim of recovery for any cost, loss or expense suffered or incurred by Tenant as a result of any Condemnation or the repair or restoration of the Premises, the Building or the Project or the Parking Areas following such Condemnation, including, without limitation, any cost, loss or expense resulting from any loss of use of the whole or any part of the Premises, the Building, the Project or the Parking Areas and/or any inconvenience or annoyance occasioned by such Condemnation, repair or restoration. The provisions of California Code of Civil Procedure Section 1265.130, which allows either party to petition the Superior Court to terminate this Lease in the event of a partial taking of the Premises, the Building or the Project or the Parking Areas, and any other applicable law now or hereafter enacted, are hereby waived by Tenant.

(b)     Landlord shall be entitled to any and all compensation, damages, income, rent, awards, or any interest therein whatsoever which may be paid or made in connection with any Condemnation, and Tenant shall have no claim against Landlord for the value of any unexpired term of this Lease or otherwise; provided, however, that Tenant shall be entitled to receive any award separately allocated by the condemning authority to Tenant for Tenant’s relocation expenses, loss of goodwill or the value of Tenant’s Property or the unamortized value of any Alterations, provided that such award does not reduce any award otherwise allocable or payable to Landlord.

23.     ASSIGNMENT AND SUBLETTING

(a)     Tenant shall not voluntarily or by operation of law, (i) mortgage, pledge, hypothecate or encumber this Lease or any interest herein, (ii) assign or transfer this Lease or any interest herein, sublease the Premises or any part thereof, or any right or privilege appurtenant thereto, or allow any other person (the employees and invitees of Tenant excepted) to occupy or use the Premises, or any portion thereof, without first obtaining the written consent of Landlord, which consent shall not be unreasonably withheld; provided, however, that if Tenant is in default under this Lease, Landlord may condition such consent on the curing of such default. Any Sale Transaction (as hereinafter defined) shall be deemed to be an assignment under this Lease. When Tenant requests Landlord’s consent to such assignment or subletting, it shall notify Landlord in writing of the name and address of the proposed assignee or subtenant and the nature and character of the business of the proposed assignee or subtenant and shall provide (1) a fully completed Hazardous Materials Disclosure Certificate for such assignee or subtenant in the form of Exhibit F hereto, and (2) current and prior financial statements for the proposed assignee or subtenant, which financial statements shall be audited to the extent available and shall in any event be prepared in accordance with generally accepted accounting principles. Tenant shall also provide Landlord with a copy of the proposed sublease or assignment agreement, including all material terms and conditions thereof. Landlord shall have the option, to be exercised within thirty (30) days of receipt of the foregoing, to (w) terminate this Lease with respect to the entire Premises as of the commencement date stated in a proposed assignment, or in the case of a proposed sublease which when aggregated with any other subleases of the Premises comprises more than ninety percent (90%) of the Premises for substantially the remainder of the Term, terminate this Lease as of the commencement date stated in the proposed sublease, (x) consent to the proposed assignment or sublease, or (y) refuse its consent to the proposed assignment or sublease, provided that such consent shall not be unreasonably withheld; provided, however, that if Tenant is in default under this Lease, Landlord may condition such consent on the curing of such default. In the event Landlord elects to terminate this Lease or a portion thereof as provided in the foregoing clause (w), then Landlord shall have the additional right to negotiate directly with Tenant’s proposed assignee or subtenant and to enter into a direct lease or occupancy agreement with such party on such terms as shall be acceptable to Landlord in its sole and absolute discretion, and Tenant hereby waives any claims against Landlord related thereto, including, without limitation, any claims for any compensation or profit related to such lease or occupancy agreement. For purposes of this Lease, the following terms shall have the meanings set forth below:

(i)     “Capital Stock” means, with respect to any Person, any and all shares, interests, participations, rights in, or other equivalents (however designated and whether voting or non-voting) of, such Person’s capital stock and any and all rights, warrants or options exchangeable for or convertible into such capital stock (but excluding any debt security whether or not it is exchangeable for or convertible into such capital stock).

(ii)     “Person” means any individual, firm, corporation, partnership, limited liability company, trust, incorporated or unincorporated association, joint venture, joint stock company, governmental body or other entity of any kind.

(iii)     “Sale Transaction” shall mean: (A) (1) the merger or consolidation of Tenant into or with one or more Persons, (2) the merger or consolidation of one or more Persons into or with Tenant or (3) a tender offer or other business combination, if, in the case of clause (1), (2) or (3) the stockholders of Tenant prior to such merger or consolidation do not retain at least a majority of the voting power of the surviving Person; or (B) the voluntary sale, conveyance, exchange or transfer to another Person, in one transaction or a series of transactions, of (1) the voting Capital Stock of Tenant if, after such sale, conveyance, exchange or transfer, the stockholders of Tenant prior to such sale, conveyance, exchange or transfer do not retain at least a majority of the voting power of Tenant or (2) all or substantially all of the assets of Tenant.

(b)     Notwithstanding anything to the contrary contained in Paragraph 23(a) above, Tenant may, with notice to but without Landlord’s prior written consent, and without payment of any amount to Landlord by reason thereof, sublet the Premises or assign this Lease to a Tenant Affiliate. Paragraphs 23(a)(w) and 23(d) shall not apply to any assignment or sublease to a Tenant Affiliate. As used herein, “Tenant Affiliate” means (i) an entity controlling, controlled by or under common control with Tenant, (ii) a successor corporation related to Tenant by merger, consolidation, nonbankruptcy reorganization, or government action, or (iii) a purchaser of substantially all of Tenant’s assets located in the Premises; and a party shall be deemed to “control” another party for purposes of the definition contained in the aforesaid clause (i) only if the first party owns more than fifty percent (50%) of the stock or other beneficial interests of the second party. Notwithstanding anything to the contrary contained in Paragraph 23(a) above, neither a sale or transfer of Tenant’s Capital Stock, including, without limitation, a transfer in connection with the merger, consolidation or nonbankruptcy reorganization of Tenant and any sale through any private or public offering, nor the pledge of or grant of a security interest in any of the Tenant’s Capital Stock shall be deemed an assignment, subletting or other transfer of this Lease or the Premises.

(c)     Without otherwise limiting the criteria upon which Landlord may withhold its consent under Paragraph 23(a) above, Landlord shall be entitled to consider all reasonable criteria including, but not limited to, the following: (i) whether or not the proposed subtenant or assignee is engaged in a business which, and the use of the Premises will be in an manner which, is in keeping with the then character and nature of all other tenancies in the Project; (ii) whether the use to be made of the Premises by the proposed subtenant or assignee will conflict with any so-called “exclusive” use then in favor of any other tenant of the Building or the Project, and whether such use would be prohibited by any other portion of this Lease, including, but not limited to, any rules and regulations then in effect, or under applicable Laws, and whether such use imposes a greater load upon the Premises, the Building and the Project services then imposed by Tenant; (iii) the business reputation of the proposed individuals who will be managing and operating the business operations of the assignee or subtenant, and the long-term financial and competitive business prospects of the proposed assignee or subtenant; and (iv) the creditworthiness and financial stability of the proposed assignee or subtenant in light of the responsibilities involved. In any event, Landlord may withhold its consent to any assignment or sublease, if (A) the actual use proposed to be conducted in the Premises or portion thereof conflicts with the provisions of Paragraph 9(a) or (b) above or with any other lease which restricts the use to which any space in the Building or the Project may be put, or (B) the proposed assignment or sublease requires alterations, improvements or additions to the Premises or portions thereof, except as approved by Landlord pursuant to Paragraph 12 above.

(d)     If Landlord approves an assignment or subletting as herein provided, Tenant shall pay to Landlord, as Additional Rent, fifty percent (50%) of the difference, if any, between (i) the Base Rent plus Additional Rent allocable to that part of the Premises affected by such assignment or sublease pursuant to the provisions of this Lease, and (ii) the rent and any additional rent payable by the assignee or sublessee to Tenant, less reasonable advertising costs and reasonable and customary market-based leasing commissions, if any, incurred by Tenant in connection with such assignment or sublease. The assignment or sublease agreement, as the case may be, after approval by Landlord, shall not be amended without Landlord’s prior written consent, and shall contain a provision directing the assignee or subtenant to pay the rent and other sums due thereunder directly to Landlord upon receiving written notice from Landlord that Tenant is in Default under this Lease with respect to the payment of Rent. In the event that, notwithstanding the giving of such notice, Tenant collects any rent or other sums from the assignee or subtenant, then Tenant shall hold such sums in trust for the benefit of Landlord and shall immediately forward the same to Landlord. Landlord’s collection of such rent and other sums shall not constitute an acceptance by Landlord of attornment by such assignee or subtenant. A consent to one assignment, subletting, occupation or use shall not be deemed to be a consent to any other or subsequent assignment, subletting, occupation or use, and consent to any assignment or subletting shall in no way relieve Tenant of any liability under this Lease. Any assignment or subletting without Landlord’s consent shall be void, and shall, at the option of Landlord, constitute a Default under this Lease.

(e)     Notwithstanding any assignment or subletting, Tenant and any guarantor or surety of Tenant’s obligations under this Lease shall at all times remain fully responsible and liable for the payment of the Rent and for compliance with all of Tenant’s other obligations under this Lease (regardless of whether Landlord’s approval has been obtained for any such assignment or subletting).

(f)     Tenant shall reimburse Landlord for its actual third-party costs (including, without limitation, the fees of Landlord’s counsel), incurred in connection with Landlord’s review and processing of documents regarding any proposed assignment or sublease which, in connection with the first assignment or sublease shall not exceed One Thousand Five Hundred Dollars ($1,500.00), and in connection with any assignment or sublease thereafter shall not exceed Five Thousand Dollars ($5,000.00).

(g)     Notwithstanding anything in this Lease to the contrary, in the event Landlord consents to an assignment or subletting by Tenant in accordance with the terms of this Paragraph 23, Tenant’s assignee or subtenant shall have no right to further assign this Lease or any interest therein or thereunder or to further sublease all or any portion of the Premises without Landlord’s prior written consent.

(h)     Tenant acknowledges and agrees that the restrictions, conditions and limitations imposed by this Paragraph 23 on Tenant’s ability to assign or transfer this Lease or any interest herein, to sublet the Premises or any part thereof, to transfer or assign any right or privilege appurtenant to the Premises, or to allow any other person to occupy or use the Premises or any portion thereof, are, for the purposes of California Civil Code Section 1951.4, as amended from time to time, and for all other purposes, reasonable at the time that this Lease was entered into, and shall be deemed to be reasonable at the time that Tenant seeks to assign or transfer this Lease or any interest herein, to sublet the Premises or any part thereof, to transfer or assign any right or privilege appurtenant to the Premises, or to allow any other person to occupy or use the Premises or any portion thereof.

24.     TENANT’S DEFAULT

        The occurrence of any one of the following events shall constitute an event of default on the part of Tenant (“Default”):

(a)     The abandonment of the Premises;

(b)     Failure to pay any installment of Rent or any other monies due and payable hereunder, said failure continuing for a period of three (3) days after the same is due; provided, however, that Tenant shall be entitled to one notice of late payment and a five (5) day cure period in each twelve (12) month period;

(c)     A general assignment by Tenant or any guarantor or surety of Tenant’s obligations hereunder (collectively, “Guarantor”) for the benefit of creditors;

(d)     The filing of a voluntary petition in bankruptcy by Tenant or any Guarantor, the filing by Tenant or any Guarantor of a voluntary petition for an arrangement, the filing by or against Tenant or any Guarantor of a petition, voluntary or involuntary, for reorganization, or the filing of an involuntary petition by the creditors of Tenant or any Guarantor, said involuntary petition remaining undischarged for a period of sixty (60) days;

(e)     Receivership, attachment, or other judicial seizure of substantially all of Tenant’s assets on the Premises, such attachment or other seizure remaining undismissed or undischarged for a period of sixty (60) days after the levy thereof;

(f)     The failure by Tenant to maintain its legal existence, if Tenant is a corporation, partnership, limited liability company, trust or other legal entity;

(g)     Failure of Tenant to execute and deliver to Landlord any estoppel certificate, subordination agreement, or lease amendment within the time periods and in the manner required by Paragraphs 30 or 31 or 42;

(h)     An assignment or sublease, or attempted assignment or sublease, of this Lease or the Premises by Tenant contrary to the provision of Paragraph 23, unless such assignment or sublease is expressly conditioned upon Tenant having received Landlord’s consent thereto;

(i)     Failure of Tenant to restore the Letter of Credit to the amount and within the time period provided in Paragraph 7 above;

(j)     Failure in the performance of any of Tenant’s covenants, agreements or obligations hereunder (except those failures specified as events of Default in any other subparagraphs of this Paragraph 24, which shall be governed by such other Paragraphs), which failure continues for thirty (30) days after written notice thereof from Landlord to Tenant, provided that, if Tenant has exercised reasonable diligence to cure such failure and such failure cannot be cured within such thirty (30) day period despite reasonable diligence, Tenant shall not be in default under this subparagraph so long as Tenant thereafter diligently and continuously prosecutes the cure to completion and actually completes such cure within one hundred twenty (120) days after the giving of the aforesaid written notice;

(k)     Chronic delinquency by Tenant in the payment of Rent, or any other periodic payments required to be paid by Tenant under this Lease. “Chronic delinquency” shall mean failure by Tenant to pay Rent, or any other payments required to be paid by Tenant under this Lease within five (5) days after written notice thereof for any three (3) months (consecutive or nonconsecutive) during any period of twelve (12) months. In the event of a Chronic delinquency, in addition to Landlord’s other remedies for Default provided in this Lease, at Landlord’s option, Landlord shall have the right to require that Rent be paid by Tenant quarterly, in advance;

(l)     Any insurance required to be maintained by Tenant pursuant to this Lease shall be canceled or terminated or shall expire or be reduced or materially changed, except as permitted in this Lease; and

(m)     Any failure by Tenant to discharge or bond over any lien or encumbrance placed on the Project or any part thereof in violation of this Lease within twenty (20) days after the date Tenant has knowledge of such lien or encumbrance.

25.     LANDLORD’S REMEDIES

(a)     Termination. In the event of any Default by Tenant, then in addition to any other remedies available to Landlord at law or in equity and under this Lease, Landlord shall have the immediate option to terminate this Lease and all rights of Tenant hereunder by giving written notice of such intention to terminate. In the event that Landlord shall elect to so terminate this Lease then Landlord may recover from Tenant:

(i)     the worth at the time of award of any unpaid Rent and any other sums due and payable which have been earned at the time of such termination; plus

(ii)     the worth at the time of award of the amount by which the unpaid Rent and any other sums due and payable which would have been earned after termination until the time of award exceeds the amount of such rental loss Tenant proves could have been reasonably avoided; plus

(iii)     the worth at the time of award of the amount by which the unpaid Rent and any other sums due and payable for the balance of the term of this Lease after the time of award exceeds the amount of such rental loss that Tenant proves could be reasonably avoided; plus

(iv)     any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant’s failure to perform its obligations under this Lease or which in the ordinary course would be likely to result therefrom, including, without limitation, (A) any costs or expenses incurred by Landlord (1) in retaking possession of the Premises; (2) in maintaining, repairing, preserving, restoring, replacing, cleaning or rehabilitating the Premises or any affected portions of the Building or the Project, including such actions undertaken in connection with the reletting or attempted reletting of the Premises to a new tenant or tenants; or (3) for leasing commissions, advertising costs and other expenses of reletting the Premises; (B) any unearned brokerage commissions paid in connection with this Lease; plus

(v)     such reasonable attorneys’ fees incurred by Landlord as a result of a Default, and costs in the event suit is filed by Landlord to enforce such remedy; and plus

(vi)     at Landlord’s election, such other amounts in addition to or in lieu of the foregoing as may be permitted from time to time by applicable law.

As used in subparagraphs (i) and (ii) above, the “worth at the time of award” is computed by allowing interest at an annual rate equal to twelve percent (12%) per annum or the maximum rate permitted by law, whichever is less. As used in subparagraph (iii) above, the “worth at the time of award” is computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award, plus one percent (1%). Tenant waives redemption or relief from forfeiture under California Code of Civil Procedure Sections 1174 and 1179, or under any other pertinent present or future Law, in the event Tenant is evicted or Landlord takes possession of the Premises by reason of any Default of Tenant hereunder.

(b)     Continuation of Lease. In the event of any Default by Tenant, then in addition to any other remedies available to Landlord at law or in equity and under this Lease, Landlord shall have the remedy described in California Civil Code Section 1951.4 (Landlord may continue this Lease in effect after Tenant’s Default and abandonment and recover Rent as it becomes due, provided that Tenant has the right to sublet or assign, subject only to reasonable limitations). In addition, Landlord shall not be liable in any way whatsoever for its failure or refusal to relet the Premises. For purposes of this Paragraph 25(b), the following acts by Landlord will not constitute the termination of Tenant’s right to possession of the Premises:

(i)     Acts of maintenance or preservation or efforts to relet the Premises, including, but not limited to, alterations, remodeling, redecorating, repairs, replacements and/or painting as Landlord shall consider advisable for the purpose of reletting the Premises or any part thereof; or

(ii)     The appointment of a receiver upon the initiative of Landlord to protect Landlord’s interest under this Lease or in the Premises.

(c)     Re-entry. In the event of any Default by Tenant, Landlord shall also have the right, upon terminating this Lease, in compliance with applicable law, to re-enter the Premises and remove all persons and property from the Premises; such property may be removed and stored in a public warehouse or elsewhere at the cost of and for the account of Tenant.

(d)     Termination. No re-entry or taking of possession of the Premises by Landlord pursuant to this Paragraph 25 shall be construed as an election to terminate this Lease unless a written notice of such intention is given to Tenant or unless the termination thereof is decreed by a court of competent jurisdiction. Notwithstanding any reletting without termination by Landlord because of any Default by Tenant, Landlord may at any time after such reletting elect to terminate this Lease for any such Default.

(e)     Cumulative Remedies. The remedies herein provided are not exclusive and Landlord shall have any and all other remedies provided herein or by law or in equity.

(f)     No Surrender. No act or conduct of Landlord, whether consisting of the acceptance of the keys to the Premises, or otherwise, shall be deemed to be or constitute an acceptance of the surrender of the Premises by Tenant prior to the expiration of the Term, and such acceptance by Landlord of surrender by Tenant shall only flow from and must be evidenced by a written acknowledgment of acceptance of surrender signed by Landlord. The surrender of this Lease by Tenant, voluntarily or otherwise, shall not work a merger unless Landlord elects in writing that such merger take place, but shall operate as an assignment to Landlord of any and all existing subleases, or Landlord may, at its option, elect in writing to treat such surrender as a merger terminating Tenant’s estate under this Lease, and thereupon Landlord may terminate any or all such subleases by notifying the sublessee of its election so to do within five (5) days after such surrender.

26.     LANDLORD’S RIGHT TO PERFORM TENANT’S OBLIGATIONS

(a)     Without limiting the rights and remedies of Landlord contained in Paragraph 25 above, if Tenant shall be in Default in the performance of any of the terms, provisions, covenants or conditions to be performed or complied with by Tenant pursuant to this Lease, then Landlord may at Landlord’s option, without any obligation to do so, and without notice to Tenant perform any such term, provision, covenant, or condition, or make any such payment and Landlord by reason of so doing shall not be liable or responsible for any loss or damage thereby sustained by Tenant or anyone holding under or through Tenant or any of Tenant’s Agents.

(b)     Without limiting the rights of Landlord under Paragraph 26(a) above, Landlord shall have the right at Landlord’s option, without any obligation to do so, to perform any of Tenant’s covenants or obligations under this Lease without notice to Tenant in the case of an emergency, as determined by Landlord in its sole and absolute judgment, or if Landlord otherwise determines in its sole discretion that such performance is necessary or desirable for the preservation of the rights and interests or safety of other tenants of the Building or the Project.

(c)     If Landlord performs any of Tenant’s obligations hereunder in accordance with this Paragraph 26, the full amount of the cost and expense incurred or the payment so made or the amount of the loss so sustained shall immediately be owing by Tenant to Landlord, and Tenant shall promptly pay to Landlord upon demand, as Additional Rent, the full amount thereof with interest thereon from the date of payment by Landlord at the lower of (i) ten percent (10%) per annum, or (ii) the highest rate permitted by applicable law.

27.     ATTORNEYS’ FEES

        If either party hereto fails to perform any of its obligations under this Lease or if any dispute arises between the parties hereto concerning the meaning or interpretation of any provision of this Lease, then the defaulting party or the party not prevailing in such dispute, as the case may be, shall pay any and all costs and expenses incurred by the other party on account of such default and/or in enforcing or establishing its rights hereunder, including, without limitation, court costs and reasonable attorneys’ fees and disbursements. Any such attorneys’ fees and other expenses incurred by either party in enforcing a judgment in its favor under this Lease shall be recoverable separately from and in addition to any other amount included in such judgment, and such attorneys’ fees obligation is intended to be severable from the other provisions of this Lease and to survive and not be merged into any such judgment.

28. TAXES

        Tenant shall be liable for and shall pay, prior to delinquency, all taxes levied against Tenant’s Property. If any Alteration installed by Tenant or any of Tenant’s Property is assessed and taxed with the Project or the Building, Tenant shall pay such taxes to Landlord within ten (10) days after delivery to Tenant of a statement therefor.

29. EFFECT OF CONVEYANCE

        The term “Landlord” as used in this Lease means, from time to time, the then current owner of the Building or the Project containing the Premises, so that, in the event of any sale of the Building or the Project, Landlord shall be and hereby is entirely freed and relieved of all covenants and obligations of Landlord hereunder to the extent the purchaser assumes in writing all of Landlord’s obligations under this Lease, and it shall be deemed and construed, without further agreement between the parties and the purchaser at any such sale, that the purchaser of the Building or the Project has assumed and agreed to carry out any and all covenants and obligations of Landlord hereunder.

30. TENANT’S ESTOPPEL CERTIFICATE

        From time to time, upon written request of Landlord, Tenant shall execute, acknowledge and deliver to Landlord or its designee, an Estoppel Certificate in substantially the form attached hereto as Exhibit E and with any other statements reasonably requested by Landlord or its designee. Any such Estoppel Certificate delivered pursuant to this Paragraph 30 may be relied upon by a prospective purchaser of Landlord’s interest or a mortgagee of Landlord’s interest or assignee of any mortgage upon Landlord’s interest in the Premises. If Tenant shall fail to provide such certificate within ten (10) business days of receipt by Tenant of a written request by Landlord as herein provided, such failure shall, at Landlord’s election, constitute a Default under this Lease, and Tenant shall be deemed to have given such certificate as above provided without modification and shall be deemed to have admitted the accuracy of any information supplied by Landlord to a prospective purchaser or mortgagee.

31. SUBORDINATION

        This Lease, and all rights of Tenant hereunder, are and shall be subject and subordinate to all ground leases, overriding leases and underlying leases affecting the Building or the Project now or hereafter existing and each of the terms, covenants and conditions thereto (the “Superior Lease(s)”), and to all mortgages which may now or hereafter affect the Building, the Project or any of such leases and each of the terms, covenants and conditions thereto (the “Superior Mortgage(s)”), whether or not such mortgages shall also cover other lands, buildings or leases, to each and every advance made or hereafter to be made under such mortgages, and to all renewals, modifications, replacements and extensions of such leases and such mortgages and spreaders and consolidations of such mortgages. This Paragraph shall be self-operative and no further instrument of subordination shall be required. Tenant shall promptly execute, acknowledge and deliver any reasonable instrument that Landlord, the lessor under any such lease or the holder of any such mortgage or any of their respective successors in interest may reasonably request to evidence such subordination within ten (10) business days after request therefor. Without limiting the foregoing, Tenant’s failure to execute, acknowledge and deliver such instrument within the aforesaid time period shall constitute a Default hereunder. As used herein the lessor of a Superior Lease or its successor in interest is herein called “Superior Lessor”; and the holder of a Superior Mortgage is herein called “Superior Mortgagee”.

        If any Superior Lessor or Superior Mortgagee shall succeed to the rights of Landlord under this Lease, whether through possession or foreclosure action or delivery of a new lease or deed (such party so succeeding to Landlord’s rights herein called “Successor Landlord”), then Tenant shall attorn to and recognize such Successor Landlord as Tenant’s landlord under this Lease (without the need for further agreement) and shall promptly execute and deliver any reasonable instrument that such Successor Landlord may reasonably request to evidence such attornment. This Lease shall continue in full force and effect as a direct lease between the Successor Landlord and Tenant upon all of the terms, conditions and covenants as are set forth in this Lease, except that the Successor Landlord shall not (a) be liable for any previous act or omission of Landlord under this Lease, except to the extent such act or omission shall constitute a continuing Landlord default hereunder; (b) be subject to any offset, not expressly provided for in this Lease; or (c) be bound by any previous modification of this Lease or by any previous prepayment of more than one month’s Base Rent, unless such modification or prepayment shall have been expressly approved in writing by the Successor Landlord (or its predecessor in interest).

        Notwithstanding anything to the contrary in this Lease, this Lease shall not be subject or subordinate to any ground or underlying lease or to any lien, mortgage, deed of trust, or security interest now or hereafter affecting the Premises, nor shall Tenant be required to execute any documents subordinating this Lease, unless the ground lessor, lender, or other holder of the interest to which this Lease shall be subordinated contemporaneously executes a recognition and nondisturbance agreement which (i) provides that this Lease shall not be terminated so long as Tenant is not in default under this Lease and (ii) recognizes all of Tenant’s rights hereunder. Landlord represents and warrants that, as of the date of this Lease, there are no Superior Leases or Superior Mortgages or deeds of trust encumbering Landlord’s title to the Premises or the Project.

32.     ENVIRONMENTAL COVENANTS

(a)     Prior to executing this Lease, Tenant has completed, executed and delivered to Landlord a Hazardous Materials Disclosure Certificate (“Initial Disclosure Certificate”), a fully completed copy of which is attached hereto as Exhibit F and incorporated herein by this reference. By execution of this Lease, Landlord shall be deemed to have approved the Initial Disclosure Certificate and the materials indicated thereon shall be deemed “necessary for the ordinary performance of Tenant’s business” for purposes of Paragraph 32(d) below. Tenant covenants, represents and warrants to Landlord that the information on the Initial Disclosure Certificate is true and correct and accurately describes the Hazardous Materials which will be manufactured, treated, used or stored on or about the Premises by Tenant or Tenant’s Agents. Tenant shall, on each anniversary of the Commencement Date and at such other times as Tenant desires to manufacture, treat, use or store on or about the Premises new or additional Hazardous Materials which were not listed on the Initial Disclosure Certificate, complete, execute and deliver to Landlord an updated Disclosure Certificate (each, an “Updated Disclosure Certificate”) describing Tenant’s then current and proposed future uses of Hazardous Materials on or about the Premises, which Updated Disclosure Certificates shall be in the same format as that which is set forth in Exhibit F or in such updated format as Landlord may require from time to time. Tenant shall deliver an Updated Disclosure Certificate to Landlord not less than thirty (30) days prior to the date Tenant intends to commence the manufacture, treatment, use or storage of new or additional Hazardous Materials on or about the Premises, and Landlord shall have the right to approve or disapprove such new or additional Hazardous Materials in its reasonable discretion. Tenant shall make no use of Hazardous Materials on or about the Premises except as described in the Initial Disclosure Certificate or as otherwise approved by Landlord in writing in accordance with this Paragraph 32(a).

(b)     As used in this Lease, the term “Hazardous Materials” shall mean and include any substance that is or contains: (i) any “hazardous substance” as now or hereafter defined in § 101(14) of the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended (“CERCLA”) (42 U.S.C. § 9601 et seq.) or any regulations promulgated under CERCLA; (ii) any “hazardous waste” as now or hereafter defined in the Resource Conservation and Recovery Act, as amended (“RCRA”) (42 U.S.C. § 6901 et seq.) or any regulations promulgated under RCRA; (iii) any substance now or hereafter regulated by the Toxic Substances Control Act, as amended (“TSCA”) (15 U.S.C. § 2601 et seq.) or any regulations promulgated under TSCA; (iv) petroleum, petroleum by-products, gasoline, diesel fuel, or other petroleum hydrocarbons; (v) asbestos and asbestos-containing material, in any form, whether friable or non-friable; (vi) polychlorinated biphenyls; (vii) lead and lead-containing materials; or (viii) any additional substance, material or waste (A) the presence of which on or about the Premises (1) requires reporting, investigation or remediation under any Environmental Laws (as hereinafter defined), (2) causes or threatens to cause a nuisance on the Premises or any adjacent area or property or poses or threatens to pose a hazard to the health or safety of persons on the Premises or any adjacent area or property, or (3) which, if it emanated or migrated from the Premises, could constitute a trespass, or (B) which is now or is hereafter classified or considered to be hazardous or toxic under any Environmental Laws.

(c)     As used in this Lease, the term “Environmental Laws” shall mean and include: (i) CERCLA, RCRA and TSCA; and (ii) any other federal, state or local laws, ordinances, statutes, codes, rules, regulations, orders or decrees now or hereinafter in effect relating to (A) pollution, (B) the protection or regulation of human health, natural resources or the environment, (C) the treatment, storage or disposal of Hazardous Materials, or (D) the emission, discharge, release or threatened release of Hazardous Materials into the environment.

(d)     Tenant agrees that during its use and occupancy of the Premises it will: (i) not (A) permit Hazardous Materials to be present on or about the Premises except in a manner and quantity necessary for the ordinary performance of Tenant’s business or (B) release, discharge or dispose of any Hazardous Materials on, in, at, under, or emanating from, the Premises, the Building or the Project (except for de minimis amounts of products containing small quantities of Hazardous Materials which products are of a type customarily found in offices and in full compliance with any Environmental Laws); (ii) comply with all Environmental Laws relating to the Premises and the use of Hazardous Materials on or about the Premises and not engage in or permit others to engage in any activity at the Premises in violation of any Environmental Laws; and (iii) immediately notify Landlord of (A) any inquiry, test, investigation or enforcement proceeding by any governmental agency or authority against Tenant, Landlord or the Premises, the Building or the Project relating to any Hazardous Materials or under any Environmental Laws of which Tenant receives notice or (B) the occurrence of any event or existence of any condition that would cause a breach of any of the covenants set forth in this Paragraph 32.

(e)     If Tenant’s use of Hazardous Materials on or about the Premises results in a release, discharge or disposal of Hazardous Materials on, in, at, under, or emanating from, the Premises, the Building or the Project, Tenant agrees to investigate, clean up, remove or remediate such Hazardous Materials in full compliance with: (i) the requirements of (A) all Environmental Laws and (B) any governmental agency or authority responsible for the enforcement of any Environmental Laws; and (ii) any additional requirements of Landlord that are reasonably necessary to protect the value of the Premises, the Building or the Project.

(f)     Upon twenty-four (24) hours’ prior notice, which may be telephonic, and subject to Tenant’s reasonable security requirements (except in the case of an emergency in which case no notice shall be required) Landlord may inspect the Premises and surrounding areas for the purpose of determining whether there exists on or about the Premises any Hazardous Material or other condition or activity that is in violation of the requirements of this Lease or of any Environmental Laws. Such inspections may include, but are not limited to, entering the Premises or adjacent property with drill rigs or other machinery for the purpose of obtaining laboratory samples. Landlord shall not be limited in the number of such inspections during the Term of this Lease. In the event (i) such inspections reveal the presence of any such Hazardous Material or other condition or activity caused by Tenant or Tenant’s Agents in violation of the requirements of this Lease or of any Environmental Laws, or (ii) Tenant or its Agents contribute or knowingly consent to the presence of any Hazardous Materials in, on, under, through or about the Premises, the Building or the Project in violation of the requirements of this Lease or any Environmental Laws or exacerbate the condition of or the conditions caused by any Hazardous Materials in, on, under, through or about the Premises, the Building or the Project, of which condition Tenant had prior written notice, Tenant shall reimburse Landlord for the cost of such inspections within ten (10) days of receipt of a written statement therefor. Tenant will supply to Landlord such historical and operational information regarding the Premises and surrounding areas as may be reasonably requested to facilitate any such inspection and will make available for meetings appropriate personnel having knowledge of such matters. Landlord will have an opportunity to perform such an inspection prior to Tenant’s vacation of the Premises. The right granted to Landlord herein to perform inspections shall not create a duty on Landlord’s part to inspect the Premises, or liability on the part of Landlord for Tenant’s use, storage, treatment or disposal of Hazardous Materials, it being understood that Tenant shall be solely responsible for all liability in connection therewith. In connection with Landlord’s exercise of right under this Paragraph, Landlord shall use commercially reasonably efforts to minimize any disruption to Tenant’s use of the Premises and conduct of business.

(g)     Landlord shall have the right, but not the obligation, prior or subsequent to a Default, without in any way limiting Landlord’s other rights and remedies under this Lease, to enter upon the Premises, or to take such other actions as it deems necessary or advisable, to investigate, clean up, remove or remediate any Hazardous Materials or contamination by Hazardous Materials present on, in, at, under, or emanating from, the Premises, the Building or the Project in violation of Tenant’s obligations under this Lease or under any Environmental Laws. Notwithstanding any other provision of this Lease, Landlord shall also have the right, at its election, in its own name or as Tenant’s agent, to negotiate, defend, approve and appeal, at Tenant’s expense, any action taken or order issued by any governmental agency or authority with regard to any such Hazardous Materials or contamination by Hazardous Materials referenced in the preceding sentence. All costs and expenses paid or incurred by Landlord in the exercise of the rights set forth in this Paragraph 32 shall be payable by Tenant upon demand.

(h)     Tenant shall surrender the Premises to Landlord upon the expiration or earlier termination of this Lease free of debris, waste or Hazardous Materials placed on, about or near the Premises by Tenant or Tenant’s Agents, and in a condition which complies with all Environmental Laws and any additional requirements of Landlord that are reasonably necessary to protect the value of the Premises, the Building or the Project, including, without limitation, the obtaining of any closure permits or other governmental permits or approvals related to Tenant’s use of Hazardous Materials in or about the Premises. Tenant’s obligations and liabilities pursuant to the provisions of this Paragraph 32 shall survive the expiration or earlier termination of this Lease. If it is determined by Landlord that the condition of all or any portion of the Premises, the Building, and/or the Project is not in compliance with the provisions of this Lease with respect to Hazardous Materials, including, without limitation, all Environmental Laws, at the expiration or earlier termination of this Lease, then at Landlord’s sole option, Landlord may require Tenant to hold over possession of the Premises until Tenant can surrender the Premises to Landlord in the condition in which the Premises existed as of the Commencement Date and prior to the appearance of such Hazardous Materials except for normal wear and tear, including, without limitation, the conduct or performance of any closures as required by any Environmental Laws. The burden of proof hereunder shall be upon Tenant. For purposes hereof, the term “normal wear and tear” shall not include any deterioration in the condition or diminution of the value of any portion of the Premises, the Building, and/or the Project in any manner whatsoever related to directly, or indirectly, Hazardous Materials. Any such holdover by Tenant will be with Landlord’s consent, will not be terminable by Tenant in any event or circumstance and will otherwise be subject to the provisions of Paragraph 35 of this Lease.

(i)     Tenant agrees to indemnify and hold harmless Landlord from and against any and all claims, losses (including, without limitation, loss in value of the Premises, the Building or the Project, liabilities and expenses (including attorneys’ fees)) sustained by Landlord attributable to (i) any Hazardous Materials placed on or about the Premises, the Building or the Project by Tenant or Tenant’s Agents, or (ii) Tenant’s breach of any provision of this Paragraph 32.

(j)     Notwithstanding anything in this Lease to the contrary, Tenant shall not be responsible for the clean-up, monitoring or remediation of, and shall not be required to indemnify Landlord against any claims, losses, liabilities or expenses resulting from, any Hazardous Materials placed on or about the Premises by parties other than Tenant or Tenant’s Agents, except to the extent that the contamination caused by such Hazardous Materials has been knowingly or negligently exacerbated by Tenant or Tenant’s Agents or by Tenant’s failure to perform its obligations under this Paragraph.

(k)     The provisions of this Paragraph 32 shall survive the expiration or earlier termination of this Lease.

33.     NOTICES

        All notices and demands which are required or may be permitted to be given to either party by the other hereunder shall be in writing and shall be sent by United States mail, postage prepaid, certified, or by personal delivery or overnight courier, addressed to the addressee at Tenant’s Address or Landlord’s Address as specified in the Basic Lease Information, or to such other place as either party may from time to time designate in a notice to the other party given as provided herein. Copies of all notices and demands given to Landlord shall additionally be sent to Landlord’s property manager at the address specified in the Basic Lease Information or at such other address as Landlord may specify in writing from time to time. Notice shall be deemed given upon actual receipt (or attempted delivery if delivery is refused), if personally delivered, or one (1) business day following deposit with a reputable overnight courier that provides a receipt, or on the third (3rd) day following deposit in the United States mail in the manner described above.

34. WAIVER

        The waiver of any breach of any term, covenant or condition of this Lease shall not be deemed to be a waiver of such term, covenant or condition or of any subsequent breach of the same or any other term, covenant or condition herein contained. The subsequent acceptance of Rent by Landlord shall not be deemed to be a waiver of any preceding breach by Tenant, other than the failure of Tenant to pay the particular rental so accepted, regardless of Landlord’s knowledge of such preceding breach at the time of acceptance of such Rent. No delay or omission in the exercise of any right or remedy of Landlord in regard to any Default by Tenant shall impair such a right or remedy or be construed as a waiver. Any waiver by Landlord of any Default must be in writing and shall not be a waiver of any other Default concerning the same or any other provisions of this Lease.

35. HOLDING OVER

        Any holding over after the expiration of the Term, without the express written consent of Landlord, shall constitute a Default and, without limiting Landlord’s remedies provided in this Lease, such holding over shall be construed to be a tenancy at sufferance, at a rental rate equal to one hundred fifty percent (150%) of the Base Rent last due in this Lease, plus Additional Rent, and shall otherwise be on the terms and conditions herein specified, so far as applicable; provided, however, that in no event shall any renewal or expansion option or other similar right or option contained in this Lease be deemed applicable to any such tenancy at sufferance. If the Premises are not surrendered at the end of the Term or sooner termination of this Lease, and in accordance with the provisions of Paragraphs 11 and 32(h), Tenant shall indemnify, defend and hold Landlord harmless from and against any and all loss or liability resulting from delay by Tenant in so surrendering the Premises including, without limitation, any loss or liability resulting from any claim against Landlord made by any succeeding tenant or prospective tenant founded on or resulting from such delay and losses to Landlord due to lost opportunities to lease any portion of the Premises to any such succeeding tenant or prospective tenant, together with, in each case, actual attorneys’ fees and costs.

36. SUCCESSORS AND ASSIGNS

        The terms, covenants and conditions of this Lease shall, subject to the provisions as to assignment, apply to and bind the heirs, successors, executors, administrators and assigns of all of the parties hereto. If Tenant shall consist of more than one entity or person, the obligations of Tenant under this Lease shall be joint and several.

37. TIME

        Time is of the essence of this Lease and each and every term, condition and provision herein.

38. BROKERS

        Landlord and Tenant each represents and warrants to the other that neither it nor its officers or agents nor anyone acting on its behalf has dealt with any real estate broker except the Brokers specified in the Basic Lease Information in the negotiating or making of this Lease, and each party agrees to indemnify and hold harmless the other from any claim or claims, and costs and expenses, including attorneys’ fees, incurred by the indemnified party in conjunction with any such claim or claims of any other broker or brokers to a commission in connection with this Lease as a result of the actions of the indemnifying party. Provided that this Lease is fully executed by the parties hereto, then Landlord shall pay a commission to Landlord’s Broker pursuant to a separate written agreement between Landlord and Landlord’s Broker, and Landlord’s Broker shall be responsible for any portion of such commission payable to Tenant’s Broker.

39. LIMITATION OF LIABILITY

        Tenant agrees that, in the event of any default or breach by Landlord under this Lease or arising in connection herewith or with Landlord’s operation, management, leasing, repair, renovation, alteration or any other matter relating to the Project or the Premises, Tenant’s remedies shall be limited solely and exclusively to an amount which is equal to the interest in the Buildings of the then current Landlord, including, without limitation, any sales, condemnation or insurance proceeds received by Landlord or the “Landlord Parties” in connection with the Project, any Building or the Premises. For purposes of this Lease, “Landlord Parties” shall mean, collectively Landlord, its partners, shareholders, officers, directors, employees, investment advisors, or any successor in interest of any of them. Neither Landlord, nor any of the Landlord Parties shall have any personal liability therefor, and Tenant hereby expressly waives and releases such personal liability on behalf of itself and all persons claiming by, through or under Tenant. The limitations of liability contained in this Paragraph 39 shall inure to the benefit of Landlord’s and the Landlord Parties’ present and future partners, beneficiaries, officers, directors, trustees, shareholders, agents and employees, and their respective partners, heirs, successors and assigns. Under no circumstances shall any present or future partner of Landlord (if Landlord is a partnership), future member in Landlord (if Landlord is a limited liability company) or trustee or beneficiary (if Landlord or any partner or member of Landlord is a trust), have any liability for the performance of Landlord’s obligations under this Lease. Notwithstanding any contrary provision herein, neither Landlord nor the Landlord Parties shall be liable under any circumstances for injury or damage to, or interference with Tenant’s business, including, but not limited to, loss or profits, loss of rents or other revenues, loss of business opportunity, loss of goodwill or loss of use, in each case, however occurring. The provisions of this Paragraph shall apply only to Landlord and the parties herein described, and shall not be for the benefit of any insurer nor any other third party.

40. FINANCIAL STATEMENTS

        Within ten (10) days after Landlord’s request, Tenant shall deliver to Landlord the then current financial statements of Tenant (including interim periods following the end of the last fiscal year for which annual statements are available), prepared or compiled by a certified public accountant, including a balance sheet and profit and loss statement for the most recent prior year, all prepared in accordance with generally accepted accounting principles consistently applied.

41. RULES AND REGULATIONS

        Tenant agrees to comply with such reasonable rules and regulations as Landlord may adopt from time to time for the orderly and proper operation of the Building and the Project. Such rules may include but shall not be limited to the regulation of the removal, storage and disposal of Tenant’s refuse and other rubbish at the sole cost and expense of Tenant. The then current rules and regulations shall be binding upon Tenant upon delivery of a copy of them to Tenant. Landlord shall not be responsible to Tenant for the failure of any other person to observe and abide by any of said rules and regulations. Landlord’s current rules and regulations are attached to this Lease as Exhibit D.

42.     MORTGAGEE PROTECTION

(a)     Modifications for Lender. If, in connection with obtaining financing for the Project or any portion thereof, Landlord’s lender shall request reasonable modifications to this Lease as a condition to such financing, Tenant shall not unreasonably withhold, delay or defer its consent to such modifications, provided that such modifications do not adversely affect Tenant’s rights or increase Tenant’s obligations under this Lease.

(b)     Rights to Cure. Tenant agrees to give to any trust deed or mortgage holder (“Holder”), by registered mail, at the same time as it is given to Landlord, a copy of any notice of default given to Landlord, provided that, prior to such notice, Tenant has been notified in writing (by way of notice of assignment of rents and leases, or otherwise) of the address of such Holder. Tenant further agrees that if Landlord shall have failed to cure such default within the time provided for in this Lease, then the Holder shall have an additional twenty (20) days after expiration of such period, or after receipt of such notice from Tenant (if such notice to the Holder is required by this Paragraph 42(b)), whichever shall last occur within which to cure such default or if such default cannot be cured within that time, then such additional time as may be necessary if within such twenty (20) days, any Holder has commenced and is diligently pursuing the remedies necessary to cure such default (including, but not limited to, commencement of foreclosure proceedings, if necessary to effect such cure, but in no event to exceed one hundred twenty (120) days after Tenant’s first written notice to Landlord), in which event this Lease shall not be terminated.

43.     ENTIRE AGREEMENT

        This Lease, including the Exhibits and any Addenda attached hereto, which are hereby incorporated herein by this reference, contains the entire agreement of the parties hereto, and no representations, inducements, promises or agreements, oral or otherwise, between the parties, not embodied herein or therein, shall be of any force and effect.

44. INTEREST

        Any installment of Rent and any other sum due from Tenant under this Lease (including any exhibits and amendments hereto) which is not received by Landlord within ten (10) days from when the same is due shall bear interest from the date such payment was originally due under this Lease until paid at an annual rate equal to the maximum rate of interest permitted by law. Payment of such interest shall not excuse or cure any Default by Tenant. In addition, Tenant shall pay all costs and attorneys’ fees incurred by Landlord in collection of such amounts.

45. CONSTRUCTION

        This Lease shall be construed and interpreted in accordance with the laws of the State of California. The parties acknowledge and agree that no rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall be employed in the interpretation of this Lease, including the Exhibits and any Addenda attached hereto. All captions in this Lease are for reference only and shall not be used in the interpretation of this Lease. Whenever required by the context of this Lease, the singular shall include the plural, the masculine shall include the feminine, and vice versa. If any provision of this Lease shall be determined to be illegal or unenforceable, such determination shall not affect any other provision of this Lease and all such other provisions shall remain in full force and effect.

46. REPRESENTATIONS AND WARRANTIES OF TENANT

        Tenant hereby makes the following representations and warranties as of the date of this Lease, each of which is material and being relied upon by Landlord, is true in all respects as of the date of this Lease, and shall survive the expiration or termination of this Lease.

(a)     If Tenant is an entity, Tenant is duly organized, validly existing and in good standing under the laws of the state of its organization and the persons executing this Lease on behalf of Tenant have the full right and authority to execute this Lease on behalf of Tenant and to bind Tenant without the consent or approval of any other person or entity. Tenant has full power, capacity, authority and legal right to execute and deliver this Lease and to perform all of its obligations hereunder. This Lease is a legal, valid and binding obligation of Tenant, enforceable in accordance with its terms.

(b)     Tenant has not (i) made a general assignment for the benefit of creditors, (ii) filed any voluntary petition in bankruptcy or suffered the filing of an involuntary petition by any creditors, (iii) suffered the appointment of a receiver to take possession of all or substantially all of its assets, (iv) suffered the attachment or other judicial seizure of all or substantially all of its assets, (v) admitted in writing its inability to pay its debts as they come due, or (vi) made an offer of settlement, extension or composition to its creditors generally.

47.     SECURITY

(a)     Tenant acknowledges and agrees that, while Landlord may engage security personnel to patrol the Building or the Project, Landlord is not providing any security services with respect to the Premises, the Building or the Project and that Landlord shall not be liable to Tenant for, and Tenant waives any claim against Landlord with respect to, any loss by theft or any other damage suffered or incurred by Tenant in connection with any unauthorized entry into the Premises or any other breach of security with respect to the Premises, the Building or the Project.

(b)     Tenant hereby agrees to the exercise by Landlord and Landlord’s Agents, within their sole discretion, of such security measures as, but not limited to, the evacuation of the Premises, the Building or the Project for cause, suspected cause or for drill purposes, the denial of any access to the Premises, the Building or the Project and other similarly related actions that it deems necessary to prevent any threat of property damage or bodily injury. The exercise of such security measures by Landlord and Landlord’s Agents, and the resulting interruption of service and cessation of Tenant’s business, if any, shall not be deemed an eviction or disturbance of Tenant’s use and possession of the Premises, or any part thereof, or render Landlord or Landlord’s Agents liable to Tenant for any resulting damages or relieve Tenant from Tenant’s obligations under this Lease.

48.     JURY TRIAL WAIVER

        Landlord and Tenant hereby waive their respective rights to trial by jury with respect to any action or proceeding (a) brought by Landlord, Tenant or any other party, relating to (i) this Lease and/or any understandings or prior dealings between the parties hereto, or (ii) the Premises, the Building or the Project or any part thereof, or (b) to which Landlord is a party. Landlord and Tenant each hereby agrees that this Lease constitutes a written consent to waiver of trial by jury pursuant to the provisions of California Code of Civil Procedure Section 631, and Landlord and Tenant do each hereby authorize and empower the other to file this Lease with the clerk or judge of any court of competent jurisdiction as a statutory written consent to waiver of trial by jury.

49. APPROVALS

        Whenever this Lease requires an approval, consent, designation, determination, selection or judgment by either Landlord or Tenant, except as otherwise specifically set forth in this Lease, such approval, consent, designation, determination, selection or judgment and any conditions imposed thereby shall be reasonable and shall not be unreasonably withheld or delayed and, in exercising any right or remedy hereunder, each party shall at all times act reasonably and in good faith.

50. REASONABLE EXPENDITURES

        Any expenditure by a party permitted or required under this Lease, for which such party is entitled to demand and does demand reimbursement from the other party, shall be reasonably incurred, and shall be substantiated by documentary evidence available for inspection and review by the other party or its representative during normal business hours. The terms of this Paragraph ý50 shall not apply to the payment of Additional Rent by Tenant, which shall be governed solely by the terms of Paragraph 4(b) aboveý.

51. LANDLORD’S DEFAULT

        In the event that Landlord fails to perform a material obligation of Landlord under this Lease, Tenant shall provide written notice of such failure to Landlord. Landlord shall have thirty (30) days after receipt of such notice to cure such failure (or, if Landlord can not reasonably cure such failure within such thirty (30) day period, such additional time as Landlord reasonably requires to cure the same). If Landlord fails to commence to cure such failure within thirty (30) days and thereafter diligently prosecute such cure to completion, and if such failure on the part of Landlord results in a material interference with Tenant’s ability to conduct its business operations in the Premises, then Tenant shall have the right to take such actions as may be reasonably required to cure such failure. Landlord shall reimburse Tenant for the reasonable costs incurred by Tenant in effectuating a cure in accordance with this Paragraph 51.

        Landlord and Tenant have executed and delivered this Lease as of the Lease Date specified in the Basic Lease Information.

LANDLORD:	Moffett Office Park Investors llc,
a Delaware limited liability company

By: UBS Realty Investors LLC,
a Massachusetts limited liability company,
its Manager

By: ________________________________________

Name: ______________________________________

Title: _______________________________________

TENANT:	Alliance Fiber Optic Products, Inc.,
a Delaware corporation

By: ___________________________________________

Name: _________________________________________

Title: __________________________________________

By: ___________________________________________

Name: ________________________________________

Title: ________________________________________

*In conformance with California Corporations Code §313, this document is to be signed by (i) the chairman of the board, the president or any vice president, and (ii) the secretary, any assistant secretary, the chief financial officer or any assistant treasurer of the Tenant.

EXHIBIT A

DIAGRAM OF THE PREMISES

A-1

EXHIBIT B

TENANT IMPROVEMENTS WORK LETTER

1.(a)     Landlord agrees to construct certain Tenant Improvements (defined below) in the Premises pursuant to this Exhibit B, and to provide Tenant with a Tenant Improvements allowance (the “Tenant Improvements Allowance”) for the planning and construction of the Tenant Improvements, which Tenant Improvements Allowance shall be Six Hundred Ninety-Six Thousand Dollars ($696,000.00).

(b)     The Tenant Improvements Allowance shall be paid and the Tenant Improvements shall be completed as set out in this Work Letter.

(c)     If the actual cost of planning and constructing the Tenant Improvements (as defined below, the “Tenant Improvements Cost”) depicted on the Final Plans (defined below) shall be less than the Tenant Improvements Allowance, the Tenant Improvements Allowance shall be reduced to an amount equal to said actual cost, and the monthly Base Rent payable by Tenant under this Lease shall be adjusted as hereinafter provided. For every One Dollar ($1.00) per rentable square foot of the Tenant Improvements Allowance that is not used, the monthly Base Rent shall be reduced by one cent ($0.01) per square foot per month, or a corresponding fraction thereof. By way of example, if the actual Tenant Improvements Allowance disbursed by Landlord is $626,400.00 (viz., $18.00 per square foot), then the Base Rent shall be reduced by two cents ($0.02) per square foot per month or twenty-four cents ($0.24) per square foot on an annual basis. If the actual Tenant Improvements Allowance disbursed by Landlord is $609,000.00 (viz., $17.50 per square foot), then the Base Rent shall be reduced by two and one-half cents ($0.025) per square foot per month or thirty cents ($0.30) per square foot on an annual basis. Notwithstanding anything herein to the contrary, in no event shall the Base Rent be reduced under this Paragraph 1(c) by more than five cents ($0.05) per square foot per month or sixty cents ($0.60) per square foot per year. In the event the actual Tenant Improvements Allowance disbursed by Landlord is $522,000.00 (viz., $15.00 per square foot) or less, then Tenant shall be entitled to a reduction in Base Rent equal to five cents ($0.05) per square foot per month or sixty cents ($0.60) per square foot per year.

(d)     The Tenant Improvements Allowance shall be applied solely to the cost of Tenant’s leasehold improvements (as defined below, the “Tenant Improvements”) as specified in the Final Plans and for Tenant’s furniture, furnishings, security systems and cabling that is reasonably approved by Landlord in writing. In determining whether or not to approve the use of the Tenant Improvements Allowance to pay for such furniture, furnishings and cabling, Landlord shall have the right in its good faith reasonable discretion to consider whether such items are generic and will be useable by a successor tenant of the Premises. The items approved by Landlord pursuant to this Paragraph 1(d) shall be herein referred to as the “Approved Furnishings.” The Approved Furnishings shall be and remain the property of Landlord at all times, shall be maintained by Tenant throughout the Term, shall not be considered Tenant’s Property and shall be surrendered by Tenant to Landlord in good condition and repair, reasonable wear and tear excepted, upon the Expiration Date or sooner termination of this Lease.

2.     (a) “Tenant Improvements” shall include only those improvements within the interior portions of the Premises which are depicted on the Final Plans. “Tenant Improvements” shall specifically not include any alterations installed or constructed by Tenant, or any of Tenant’s personal property, or the purchase of supplies, equipment, furniture or other items of personal property of Tenant, excluding only the Approved Furnishings and except as may be specifically provided below.

(b)     The Tenant Improvements may include:

(i)     partitioning, doors, floor covering, finishes, ceilings, wall coverings and painting, millwork and similar items;

(ii)     electrical wiring, lighting fixtures, outlets and switches, and other electrical work;

(iii)     duct work, terminal boxes, diffusers and accessories required for the completion of the heating, ventilation and air conditioning systems serving the Premises, including the cost of meter and key control for after-hours air conditioning;

(iv)     additional Tenant requirements, including, but not limited to, odor control, special heating, ventilation and air conditioning, noise or vibration control, security systems, alarm and access cards or other special systems;

(v)     fire and life safety control systems such as fire walls, sprinklers, halon, fire alarms, including piping, wiring and accessories installed within the Building and serving the Premises; and

(vi)     plumbing, fixtures, pipes and accessories to be installed within the Building and serving the Premises.

(c)     Without limiting the terms of Paragraph 2(b) above, the Tenant Improvements shall include a clean room, the construction of which shall include demountable walls and ceilings.

(d)     The Tenant Improvements Cost shall include all fees, costs and expenses associated with the design, preparation, approval and construction of the Tenant Improvements, including, but not limited to, the following:

(i)     all costs of preliminary and final architectural and engineering plans and specifications for the Tenant Improvements, and engineering costs associated with completion of the State of California energy utilization calculations under Title 24 legislation;

(ii)     all costs of obtaining building permits and other necessary authorizations and approvals from governmental authorities, including inspection fees;

(iii)     all costs of interior design and finish schedule plans and specifications, including as-built drawings;

(iv)     all direct and indirect costs of procuring, constructing and installing the Tenant Improvements in the Premises, including, but not limited to, the construction contractor’s fee for overhead and profit and the cost of all on-site supervisory and administrative staff, office, equipment, and temporary services in connection with the Tenant Improvements, and all labor (including overtime and security), supplies and materials for the Tenant Improvements;

(v)     all fees and charges payable to the architect, general contractor, subcontractors, and engineering firm if they are required by Tenant and/or any governmental authorities to redesign any portion of the Tenant Improvements following Tenant’s approval of the Final Plans;

(vi)     all competitive and reasonable construction supervision, development, and project management fees payable by Landlord to Landlord’s property management company or any other individual or entity;

(vii)     utility connection fees, if any; and

(viii)    applicable sales and use taxes, if any.

(e)     In no event shall the Tenant Improvements Cost include any costs of procuring, constructing or installing in the Premises any of Tenant’s personal property, except for the Approved Furnishings. In addition, the cost of the Tenant Improvements to be provided at Landlord’s sole expense shall include (and Tenant shall have no responsibility for and the Tenant Improvements Allowance shall not be used for) the following: (a) costs incurred to remove Hazardous Materials from the Premises or the surrounding area; (b) attorneys’ fees incurred in connection with negotiation of construction contracts, and attorneys’ fees, experts’ fees and other costs in connection with disputes with third parties; (c) interest and other costs of financing construction costs; (d) costs recovered by Landlord upon account of warranties and insurance; (e) penalties and late charges attributable to Landlord’s failure to pay construction costs, except to the extent that such failure is attributable to a Tenant Delay or a default by Tenant under this Lease; (f) costs for improvements (other than minor field changes) which are not shown on or described in the Final Plans unless otherwise approved by Tenant; (g) costs to bring the Premises into compliance with Environmental Laws, underwriters’ requirements, covenants, conditions and restrictions, and Laws relating to structure and or life safety systems; (h) wages, labor and overhead for overtime and premium time unless necessary due to Tenant Delay or otherwise requested by Tenant; and (i) general overhead costs incurred by Landlord or any construction management, profit and overhead charges payable to Landlord or any Landlord affiliates.

3.     (a) Landlord shall solicit bids from no less than three (3) general contractors for their fees in connection with the construction of the Tenant Improvements. If Tenant so desires, Tenant may also select a general contractor, reasonably acceptable to Landlord, to bid on its fee. All such bids will be opened and reviewed together with Tenant, following which Landlord shall, with input from Tenant, select the general contractor to construct the Tenant Improvements (the “General Contractor”), subject to the approval of Tenant, which approval shall not be unreasonably withheld, conditioned or delayed and shall be delivered within two (2) business days of Landlord’s selection. Notwithstanding Tenant’s right to approve the General Contractor, the General Contractor is the contractor of Landlord only, and Tenant shall have no liability to the General Contractor under the construction contract.

        (b) The General Contractor shall solicit bids from a reasonable number of subcontractors and equipment vendors (and shall endeavor to obtain at least three (3) bids for subcontractors representing major trades) for the various elements of the Tenant Improvements. Landlord shall, following a request from Tenant, instruct the General Contractor to also solicit bids from any of Tenant’s preferred equipment vendors or subcontractors. All such bids will be opened and reviewed together with Tenant. Landlord and/or the General Contractor shall, with input form Tenant, select each the subcontractors and equipment vendors, subject to the approval of Tenant, which approval shall not be unreasonably withheld, conditioned or delayed and shall be delivered within two (2) business days of such selection. Notwithstanding Tenant’s right to approve the subcontractors and equipment vendors, such parties shall be under contract with the General Contractor only, and Tenant shall have no liability to such subcontractors and equipment vendors.

        (c) The Tenant Improvements shall be constructed and completed by Landlord’s contractor in compliance with all applicable statutes and regulations, in accordance with the Final Plans and at the sole cost and expense of Tenant, subject to the Tenant Improvements Allowance and otherwise as set forth in the Lease and this Work Letter. All mechanical, structural, electrical, security, plumbing and fire sprinkler engineering work required for completion of the Tenant Improvements shall be done by Landlord’s engineers at Tenant’s expense, subject to the Tenant Improvements Allowance.

4.     (a) Landlord and Tenant have generally approved the initial space plan for the Premises attached hereto as Exhibit B-1 (the “Initial Space Plan”). Landlord shall retain an architect (the “Architect”) for the preparation of preliminary and final working architectural and engineering plans, drawings, and specifications for the Tenant Improvements (the “Final Plans”), which plans shall be generally consistent with the Initial Space Plan. The Final Plans shall include the construction and mechanical (sprinkler, air conditioning, heating, electric and plumbing) drawings for all mechanical elements of the Tenant Improvements. Landlord reserves the right to substitute for the Architect another architect of its selection with Tenant’s prior written approval and no additional cost whatsoever to Tenant. Landlord and Tenant shall provide input and cooperate diligently with the Architect and shall furnish within two (2) business days after request therefor, all information required by the Architect for completion of the Final Plans. Additionally, Tenant shall provide (in writing, if requested by Landlord) not later than two (2) business days after request therefor, any approval or disapproval which Tenant is permitted to give under this Work Letter. The Final Plans shall be subject to Landlord’s approval, which approval shall not be unreasonably withheld. Landlord shall not be deemed to have acted unreasonably if it withholds its approval of any plans, specifications, drawings or other details, or of any Change Order, or requires changes therein, because, in Landlord’s reasonable opinion, the work or the Tenant Improvements described therein falls within any of the categories set out below.

(b)     In addition to any other items reasonably required by Landlord, Landlord may require revisions to the Final Plans based on whether they or the Tenant Improvements, as applicable: (i) are visible from outside the Premises, (ii) could or would increase Expenses, (iii) do not comply with applicable statutes or regulations, (iv) in Landlord’s judgment, are not consistent with the quality and character of the Project, (v) are likely to adversely affect Building Systems, the structure of the Building or the safety of the Building and/or its occupants, (vi) might impair Landlord’s ability to furnish services to Tenant or other tenants in the Building or the Project, (vii) would increase the cost of operating the Building or the Project, (viii) would violate any Laws, (ix) contain or use Hazardous Materials, (x) would adversely affect the appearance of the Building or the Project or the marketability of the Premises to subsequent tenants, (xi) might adversely affect another tenant’s premises or such other tenant’s use and enjoyment of such premises, (xii) are prohibited by any ground lease affecting the Building and/or the Project, or any private restrictions or any mortgage, trust deed or other instrument encumbering the Building and/or the Project, (xiii) are likely to be substantially delayed because of availability or shortage of labor or materials necessary to perform such work or the difficulties or unusual nature of such work, (xiv) are not, at a minimum, in accordance with Landlord’s building standards, or (xv) would increase the Tenant Improvements Cost by more than ten percent (10%) from the cost originally estimated and anticipated by the parties. The foregoing reasons, however, shall not be the only reasons for which Landlord may withhold its approval, whether or not such other reasons are similar or dissimilar to the foregoing.

(c)     Landlord shall, as soon as reasonably practicable following the full execution of this Lease, submit for Tenant’s approval the Final Plans and an itemized budget (the “Budget”) for the Tenant Improvements Cost taking into account the General Contractor’s fee and the subcontractor and equipment vendor bids approved by Tenant pursuant to Paragraph 3 above, and a list and description of any “long lead time items” included as part of the Tenant Improvements and any alternatives which will avoid such delay. Tenant shall approve the Final Plans and Budget or disapprove the same and deliver to Landlord the specific written changes to such Final Plans and/or Budget that are necessary, in Tenant’s reasonable opinion, to conform such Final Plans or to reduce costs, within two (2) business days of their receipt.

(d)     If Tenant fails to either approve or disapprove the Final Plans or the Budget within two (2) business days of receipt thereof, such item shall be conclusively deemed approved. If the Final Plans or the Budget are disapproved, Landlord and Tenant shall promptly meet and attempt to agree upon the revisions, if any, to be made. Landlord shall not unreasonably refuse to satisfy any reasonable objections of Tenant to the Final Plans or Budget and Tenant shall not unreasonably withhold its approval. The review and revision of the Final Plans and Budget shall continue until approved by Landlord and Tenant. The approved Final Plans shall be initialed by Landlord and Tenant and attached to the Lease as Exhibit B-2.

(e)     When the Final Plans have been approved by Landlord and Tenant, Landlord shall submit them to all government authorities having approval rights over the Tenant Improvements and shall apply for all governmental approvals and building permits. Upon receipt of such approvals and permits, and subject to the provisions of this Work Letter, Landlord shall thereafter commence and proceed to complete construction of the Tenant Improvements in accordance with all Laws, underwriters’ requirements and covenants, conditions and restrictions, and in accordance with the Final Plans.

(f)     Tenant assumes full and complete responsibility to ensure that the Tenant Improvements are adequate to fully meet the needs and requirements of Tenant’s business operations within the Premises and Tenant’s use of the Premises. Neither the approval by Landlord of the Final Plans or of any other plans, specifications, drawings or other items associated with the Tenant Improvements nor Landlord’s performance, supervision or monitoring of the Tenant Improvements, shall constitute any warranty or covenant by Landlord to Tenant as to the adequacy of the design for Tenant’s intended use of the Premises.

5.     (a) The Tenant Improvements Allowance shall be Landlord’s maximum contribution to the Tenant Improvements Cost, and Tenant shall pay all of the Tenant Improvements Cost in excess of the Tenant Improvements Allowance, except as set forth in Paragraph 2(e) of this Work Letter, and only to the extent such excess cost has been approved in writing by Tenant in advance of its incurrence (other than excess costs due to minor field changes or Tenant Delay).

(b)     If the Tenant Improvements Cost exceeds the Tenant Improvements Allowance plus any amounts for which Landlord is responsible pursuant to Paragraph 2(e) of this Work Letter, then Tenant shall pay to Landlord, in cash, the difference between the Tenant Improvements Cost and the Tenant Improvements Allowance (“Excess Tenant Improvements Cost”), promptly upon receipt of Landlord’s invoice therefor. If construction of the Tenant Improvements will result in an Excess Tenant Improvements Cost, Landlord shall not be obligated to commence or continue construction of the Tenant Improvements if payment of the Excess Tenant Improvements Cost by Tenant is not received within ten (10) days after delivery by Landlord to Tenant of a statement therefor; provided, however, that Landlord may, at its option, commence or continue construction of the Tenant Improvements, in which event Tenant shall pay the Excess Tenant Improvements Cost within ten (10) days after delivery by Landlord to Tenant of the statement therefor. If Landlord so elects to commence construction of the Tenant Improvements or has already commenced construction of the Tenant Improvements when there occurs an Excess Tenant Improvements Cost, then Landlord shall be entitled to suspend or terminate construction of the Tenant Improvements if payment by Tenant to Landlord of the Excess Tenant Improvements Cost has not been received within ten (10) days after delivery by Landlord to Tenant of a statement therefor.

6.     The Final Plans shall comply with all applicable Laws.

7.     (a) Upon no less than five (5) business days’ prior written notice to Landlord, and if (i) Tenant has provided Landlord with evidence of insurance in accordance with the Lease, and (ii) such early entry will not interfere with other tenants or invitees at the Project or with completion of the Tenant Improvements, Landlord shall permit Tenant and Tenant’s agents and contractors to enter the Premises prior to the Commencement Date solely for the purpose of doing such other work as may be required by Tenant to make the Premises ready for Tenant’s use and occupancy including, without limitation, installing its equipment, data, telecommunications systems and trade-fixtures (“Fit-up Work”). Any such entry into and occupancy of the Premises by Tenant shall be during normal business hours and under all of the terms, covenants, conditions and provisions of the Lease except the covenant to pay Base Rent and Additional Rent, and Landlord shall not be liable in any way for any injury, loss or damage related to such early entry.

(b)     If Tenant enters the Premises prior to completion of the Tenant Improvements, Tenant shall take commercially reasonable precautions to protect against such loss, damage or injury during construction of the Tenant Improvements, and shall not interfere with the conduct of the Tenant Improvements work. Landlord shall have no responsibility or liability for any loss or damage to the Fit-up Work.

8.     When the Final Plans have been approved, there shall be no changes by either party without the other party’s prior written approval, except for necessary on-site installation variations or minor changes necessary to comply with building codes and other government regulations. If, prior to the Commencement Date, Tenant desires improvements or changes (individually or collectively, “Change Orders”) to the Final Plans, Tenant shall request that Landlord direct the Architect to revise the Final Plans to incorporate such Change Order(s). All Change Orders shall specify any change in the Budget as a consequence of the change order. If the non-requesting party does not approve a requested change to the Final Plans, or if revisions are required, such party shall so notify the other party. Tenant shall pay all preparation costs for revisions of the Final Plans and the cost of all Change Orders, subject to the Tenant Improvements Allowance.

9.     The terms “Substantial Completion” or “Substantially Complete” shall mean the earlier of (i) the date the Tenant Improvements are approved by the appropriate governmental agency as being in accordance with its building code and the building permit issued for such improvements, as evidenced by the issuance of a final building inspection approval, temporary certificate of occupancy or other appropriate document permitting occupancy of the Premises by Tenant; and (ii) the date the Architect or the General Contractor has certified in writing to Tenant that the Tenant Improvements have been substantially completed in accordance with the plans and specifications therefor; provided, however, that Substantial Completion shall not be deemed to occur prior to Landlord’s delivery of possession. Any punch-list items (minor or insubstantial details of construction, mechanical adjustment or decoration) which remain to be performed, the non-performance of which does not materially interfere with Tenant’s use of the Premises and of which Tenant gives Landlord notice within five (5) business days after the Commencement Date specifying with reasonable particularity, shall be installed or repaired by Landlord within thirty (30) business days of receipt of such notice. If Substantial Completion has not occurred by the date which is one hundred eighty (180) days following the Estimated Commencement Date (as such date may be extended by Force Majeure or any delays due to Landlord’s failure to timely perform its obligations hereunder), then Landlord shall have the option to terminate this Lease by written notice to Tenant, and upon such termination all deposits and prepayments shall be refunded.

10.     If Substantial Completion of the Tenant Improvements shall be delayed due to any act or omission of Tenant or Tenant’s agents, employees, or contractors including, but not limited to, (i) any delays due to Change Orders, (ii) delays in submitting information requested by Landlord, the Architect or Landlord’s contractor or in approving the Final Plans, the Budget, or the statement or in giving any authorizations or approvals, (iii) any delays due to requests by Tenant for any materials or finishes which are not readily available, and/or delays in delivery of any materials specified by Tenant through Change Orders, (iv) any delays due to the disapproval by Tenant of the Budget or of the Final Plans (if such otherwise conform in all material respects to the Initial Space Plan), or (v) Tenant’s or its agents’ interference with the progress of the Tenant Improvements during any time that Tenant has access to the Premises (collectively “Tenant Delay”), then the Premises shall be deemed Substantially Complete and the Commencement Date shall be deemed to occur in accordance with the Final Plans on the date when they would have been ready but for such delay, as determined by Landlord.

11.     Landlord shall have no liability to Tenant if construction of the Tenant Improvements is delayed or prevented due to any cause beyond Landlord’s reasonable control, except as may be provided in Paragraph 8(b) of the Lease. Tenant shall cooperate with all reasonable directives of Landlord and Landlord’s contractor in order to minimize any disruption or delay in completion of the Tenant Improvements.

12.     Defined terms used but not defined herein shall have the same meaning as in the Lease.

13.     Notices given hereunder shall be given in accordance with the Lease.

EXHIBIT B-1

INITIAL SPACE PLAN

[To come]

B-1-1

EXHIBIT B-2

FINAL PLANS AND SPECIFICATIONS FOR TENANT IMPROVEMENTS

[To come]

B-2-1

EXHIBIT C

COMMENCEMENT AND EXPIRATION DATE MEMORANDUM

LANDLORD:	MOFFETT OFFICE PARK INVESTORS LLC

TENANT:	ALLIANCE FIBER OPTIC PRODUCTS, INC.

LEASE DATE:	March 29,2004

PREMISES:	Located at 275 Gibraltar Drive, Sunnyvale, California

        Tenant hereby accepts the Premises as being in the condition required under the Lease, with all Tenant Improvements completed (except for minor punchlist items which Landlord agrees to complete).

        The Commencement Date of the Lease is hereby established as __________, 200__ and the Expiration Date is __________, _____.

TENANT:	Alliance Fiber Optic Products, Inc.,
a Delaware corporation

By: ___________________________________________

Name: _________________________________________

Title: __________________________________________

By: ___________________________________________

Name: ________________________________________

Title: ________________________________________

*In conformance with California Corporations Code §313, this document is to be signed by (i) the chairman of the board, the president or any vice president, and (ii) the secretary, any assistant secretary, the chief financial officer or any assistant treasurer of the Tenant.

Approved and Agreed:

LANDLORD:

MOFFETT OFFICE PARK INVESTORS LLC,a
Delaware limited liability company

By: UBS Realty Investors LLC,

      a Massachusetts limited liability company,

      its Manager

      By: ___________________________________________________

      Name: _________________________________________________

      Title: ________________________________________________

C-2

EXHIBIT D

RULES AND REGULATIONS

        This exhibit, entitled “Rules and Regulations,” is and shall constitute Exhibit D to the Lease Agreement, dated as of the Lease Date, by and between Landlord and Tenant for the Premises. The terms and conditions of this Exhibit D are hereby incorporated into and are made a part of the Lease. Capitalized terms used, but not otherwise defined, in this Exhibit D have the meanings ascribed to such terms in the Lease.

1.     Tenant shall not use any method of heating or air conditioning other than that supplied by Landlord without the consent of Landlord.

2.     All window coverings installed by Tenant and visible from the outside of the building require the prior written approval of Landlord.

3.     Tenant shall not use, keep or permit to be used or kept any foul or noxious gas or substance or any flammable or combustible materials on or around the Premises, except to the extent that Tenant is permitted to use the same under the terms of Paragraph 32 of the Lease.

4.     Tenant shall not alter any lock or install any new locks or bolts on any door at the Premises without the prior consent of Landlord.

5.     Tenant shall not make any duplicate keys without the prior consent of Landlord.

6.     Tenant shall park motor vehicles in Parking Areas designated by Landlord except for loading and unloading. During those periods of loading and unloading, Tenant shall not unreasonably interfere with traffic flow around the Building or the Project and loading and unloading areas of other tenants. Tenant shall not park motor vehicles in designated Parking Areas after the conclusion of normal daily business activity.

7.     Tenant shall not disturb, solicit or canvas any tenant or other occupant of the Building or the Project and shall cooperate to prevent same.

8.     No person shall go on the roof without Landlord’s permission which shall not be unreasonably withheld.

9.     Business machines and mechanical equipment belonging to Tenant which cause noise or vibration that may be transmitted to the structure of the Building, to such a degree as to be objectionable to Landlord or other tenants, shall be placed and maintained by Tenant, at Tenant’s expense, on vibration eliminators or in noise-dampening housing or other devices sufficient to eliminate noise or vibration.

10.     All goods, including material used to store goods, delivered to the Premises of Tenant shall be immediately moved into the Premises and shall not be left in parking or receiving areas overnight.

D-1

11.     Tractor trailers which must be unhooked or parked with dolly wheels beyond the concrete loading areas must use steel plates or wood blocks under the dolly wheels to prevent damage to the asphalt paving surfaces. No parking or storing of such trailers will be permitted in the Parking Areas or on streets adjacent thereto.

12.     Forklifts which operate on asphalt paving areas shall not have solid rubber tires and shall only use tires that do not damage the asphalt.

13.     Tenant is responsible for the storage and removal of all trash and refuse. All such trash and refuse shall be contained in suitable receptacles stored behind screened enclosures at locations approved by Landlord.

14.     Tenant shall not store or permit the storage or placement of goods or merchandise in or around the common areas surrounding the Premises. No displays or sales of merchandise shall be allowed in the parking lots or other common areas.

15.     Tenant shall not permit any animals, including, but not limited to, any household pets, to be brought or kept in or about the Premises, the Building, the Project or any of the common areas.

D-2

EXHIBIT E

FORM OF TENANT ESTOPPEL CERTIFICATE

        ____________________ (herein “Tenant”) hereby certifies to ____________________ and its successors and assigns that Tenant leases from ____________________ (“Landlord”) approximately _____ square feet of space (the “Premises”) in __________ pursuant to that certain Lease Agreement dated March 29, 2004 by and between Landlord and Tenant, as amended by _________________________ (collectively, the “Lease”), a true and correct copy of which is attached hereto as Exhibit A. Tenant hereby certifies to ____________________, that as of the date hereof:

1.     The Lease is in full force and effect and has not been modified, supplemented or amended, except as set forth in the introductory paragraph hereof.

2.     Tenant is in actual occupancy of the Premises under the Lease and Tenant has accepted the same. Landlord has performed all obligations under the Lease to be performed by Landlord, including, without limitation, completion of all tenant work required under the Lease and the making of any required payments or contributions therefor. Tenant is not entitled to any further payment or credit for tenant work.

3.     The initial term of the lease commenced __________, _____ and shall expire __________, _____. Tenant has the following rights to renew or extend the term of the Lease or to expand the Premises:

_________________

4.     Tenant has not paid any rentals or other payments more than one (1) month in advance except as follows:

_________________

5.     Base Rent payable under the Lease is _______________ Dollars ($__________). Base Rent and additional Rent have been paid through __________, _____. There currently exists no claims, defenses, rights of set-off or abatement to or against the obligations of Tenant to pay Base Rent or Additional Rent or relating to any other term, covenant or condition under the Lease.

6.     There are no concessions, bonuses, free months’ rent, rebates or other matters affecting the rentals except as follows: ___________________________________.

7.     No security or other deposit has been paid with respect to the Lease except as follows:

_________________

8.     Landlord is not currently in default under the Lease and there are no events or conditions existing which, with or without notice or the lapse of time, or both, could constitute a default of Landlord under the Lease or entitle Tenant to offsets or defenses against the prompt payment of rent except as follows: ___________________________________. Tenant is not in default under any of the terms and conditions of the lease nor is there now any fact or condition which, with notice or lapse of time or both, will become such a default.

E-1

9.     Tenant has not assigned, transferred, mortgaged or otherwise encumbered its interest under the lease, nor subleased any of the Premises nor permitted any person or entity to use the Premises except as follows:

_________________

10.     Tenant has no rights of first refusal or options to purchase the property of which the Premises is a part.

11.     The Lease represents the entire agreement between the parties with respect to Tenant’s right to use and occupy the Premises.

        Tenant acknowledges that the parties to whom this certificate is addressed will be relying upon the accuracy of this certificate in connection with their acquisition and/or financing of the Premises.

        IN WITNESS WHEREOF, Tenant has caused this certificate to be executed this _____ day of __________, _____.

TENANT:	Alliance Fiber Optic Products, Inc.,
a Delaware corporation

By: ___________________________________________

Name: _________________________________________

Title: __________________________________________

By: ___________________________________________

Name: ________________________________________

Title: ________________________________________

*In conformance with California Corporations Code §313, this document is to be signed by (i) the chairman of the board, the president or any vice president, and (ii) the secretary, any assistant secretary, the chief financial officer or any assistant treasurer of the Tenant.

E-2

EXHIBIT F

HAZARDOUS MATERIALS DISCLOSURE CERTIFICATE

        Your cooperation in this matter is appreciated. Initially, the information provided by you in this Hazardous Materials Disclosure Certificate is necessary for Landlord to evaluate your proposed uses of the premises (the “Premises”) and to determine whether to enter into a lease agreement with you as tenant. If a lease agreement is signed by you and Landlord (the “Lease Agreement”), on an annual basis in accordance with the provisions of Paragraph 32 of the Lease Agreement, you are to provide an update to the information initially provided by you in this certificate. Any questions regarding this certificate should be directed to, and when completed, the certificate should be delivered to:

Landlord: Moffett Office Park Investors LLC c/o UBS Realty Investors LLC 455 Market Street, Suite 1540 San Francisco, California 94105 Attention: Asset Manager, Moffett Park Phone: (415) 538-4800

      Name of (Prospective) Tenant: ______________________________________________________________________

      Mailing Address: ___________________________________________________________________________________

      Contact Person, Title and Telephone Number(s): _____________________________________________________

        Contact Person for Hazardous Waste Materials Management and Manifests and Telephone Number(s): _____

      Address of (Prospective) Premises: _________________________________________________________________

      Length of (Prospective) initial Term: ______________________________________________________________

1.     GENERAL INFORMATION:

Describe the proposed operations to take place in, on, or about the Premises, including, without limitation, principal products processed, manufactured or assembled, and services and activities to be provided or otherwise conducted. Existing tenants should describe any proposed changes to on-going operations.

2.     USE, STORAGE AND DISPOSAL OF HAZARDOUS MATERIALS

2.1	Will any Hazardous Materials (as hereinafter defined) be used, generated, treated, stored or disposed of in, on or about the Premises? Existing tenants should describe any Hazardous Materials which continue to be used, generated, treated, stored or disposed of in, on or about the Premises.

Wastes Yes |_| No |_| Chemical Products Yes |_| No |_| Other Yes |_| No |_|

        If Yes is marked, please explain: ______________________________________________________

2.2	If Yes is marked in Section 2.1, attach a list of any Hazardous Materials to be used, generated, treated, stored or disposed of in, on or about the Premises, including the applicable hazard class and an estimate of the quantities of such Hazardous Materials to be present on or about the Premises at any given time; estimated annual throughput; the proposed location(s) and method of storage (excluding nominal amounts of ordinary household cleaners and janitorial supplies which are not regulated by any Environmental Laws, as hereinafter defined); and the proposed location(s) and method(s) of treatment or disposal for each Hazardous Material, including the estimated frequency, and the proposed contractors or subcontractors. Existing tenants should attach a list setting forth the information requested above and such list should include actual data from on-going operations and the identification of any variations in such information from the prior year’s certificate.

3.     STORAGE TANKS AND SUMPS

3.1	Is any above or below ground storage or treatment of gasoline, diesel, petroleum, or other Hazardous Materials in tanks or sumps proposed in, on or about the Premises? Existing tenants should describe any such actual or proposed activities.

Yes |_| No |_|

        If yes, please explain: ________________________________________________________________

4.     WASTE MANAGEMENT

4.1 Has your company been issued an EPA Hazardous Waste Generator I.D. Number? Existing tenants should describe any additional identification numbers issued since the previous certificate. Yes |_| No |_|
4.2	Has your company filed a biennial or quarterly reports as a hazardous waste generator? Existing tenants should describe any new reports filed.

Yes |_| No |_|

        If yes, attach a copy of the most recent report filed.

5.     WASTEWATER TREATMENT AND DISCHARGE

5.1 Will your company discharge wastewater or other wastes to: _____ storm drain? _____ sewer?
_____ surface water? _____ no wastewater or other wastes discharged. Existing tenants should indicate any actual discharges. If so, describe the nature of any proposed or actual discharge(s).

5.2 Will any such wastewater or waste be treated before discharge? Yes |_| No |_|
If yes, describe the type of treatment proposed to be conducted. Existing tenants should describe the actual treatment conducted.

6.     AIR DISCHARGES

6.1	Do you plan for any air filtration systems or stacks to be used in your company’s operations in, on or about the Premises that will discharge into the air; and will such air emissions be monitored? Existing tenants should indicate whether or not there are any such air filtration systems or stacks in use in, on or about the Premises which discharge into the air and whether such air emissions are being monitored.

Yes |_| No |_|

        If yes, please describe: _______________________________________________________________

6.2	Do you propose to operate any of the following types of equipment, or any other equipment requiring an air emissions permit? Existing tenants should specify any such equipment being operated in, on or about the Premises.

_____ Spray booth(s) _____ Incinerator(s) _____ Dip tank(s) _____ Other (Please describe) _____ Drying oven(s) _____ No Equipment Requiring Air Permits

        If yes, please describe: _______________________________________________________________

6.3	Please describe (and submit copies of with this Hazardous Materials Disclosure Certificate) any reports you have filed in the past [thirty-six] months with any governmental or quasi-governmental agencies or authorities related to air discharges or clean air requirements and any such reports which have been issued during such period by any such agencies or authorities with respect to you or your business operations.

7.     HAZARDOUS MATERIALS DISCLOSURES

7.1	Has your company prepared or will it be required to prepare a Hazardous Materials management plan (“Management Plan”) or Hazardous Materials Business Plan and Inventory (“Business Plan”) pursuant to Fire Department or other governmental or regulatory agencies’ requirements? Existing tenants should indicate whether or not a Management Plan is required and has been prepared.

Yes |_| No |_|
If yes, attach a copy of the Management Plan or Business Plan. Existing tenants should attach a copy of any required updates to the Management Plan or Business Plan.

7.2	Are any of the Hazardous Materials, and in particular chemicals, proposed to be used in your operations in, on or about the Premises listed or regulated under Proposition 65? Existing tenants should indicate whether or not there are any new Hazardous Materials being so used which are listed or regulated under Proposition 65.

Yes |_| No |_|

        If yes, please explain: ________________________________________________________________

8.     ENFORCEMENT ACTIONS AND COMPLAINTS

8.1	With respect to Hazardous Materials or Environmental Laws, has your company ever been subject to any agency enforcement actions, administrative orders, or consent decrees or has your company received requests for information, notice or demand letters, or any other inquiries regarding its operations? Existing tenants should indicate whether or not any such actions, orders or decrees have been, or are in the process of being, undertaken or if any such requests have been received.

Yes |_| No |_|
If yes, describe the actions, orders or decrees and any continuing compliance obligations imposed as a result of these actions, orders or decrees and also describe any requests, notices or demands, and attach a copy of all such documents. Existing tenants should describe and attach a copy of any new actions, orders, decrees, requests, notices or demands not already delivered to Landlord pursuant to the provisions of Paragraph 32 of the Lease Agreement.

8.2	Have there ever been, or are there now pending, any lawsuits against your company regarding any environmental or health and safety concerns?

Yes |_| No |_|
If yes, describe any such lawsuits and attach copies of the complaint(s), cross-complaint(s), pleadings and other documents related thereto as requested by Landlord. Existing tenants should describe and attach a copy of any new complaint(s), cross-complaint(s), pleadings and other related documents not already delivered to Landlord pursuant to the provisions of Paragraph 32 of the Lease Agreement.

8.3	Have there been any problems or complaints from adjacent tenants, owners or other neighbors at your company’s current facility with regard to environmental or health and safety concerns? Existing tenants should indicate whether or not there have been any such problems or complaints from adjacent tenants, owners or other neighbors at, about or near the Premises and the current status of any such problems or complaints.

Yes |_| No |_|
If yes, please describe. Existing tenants should describe any such problems or complaints not already disclosed to Landlord under the provisions of the signed Lease Agreement and the current status of any such problems or complaints.

9.     PERMITS AND LICENSES

9.1	Attach copies of all permits and licenses issued to your company with respect to its proposed operations in, on or about the Premises, including, without limitation, any Hazardous Materials permits, wastewater discharge permits, air emissions permits, and use permits or approvals. Existing tenants should attach copies of any new permits and licenses as well as any renewals of permits or licenses previously issued.

        As used herein, “Hazardous Materials” shall mean and include any substance that is or contains (a) any “hazardous substance” as now or hereafter defined in § 101(14) of the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended (“CERCLA”) (42 U.S.C. § 9601 et seq.) or any regulations promulgated under CERCLA; (b) any “hazardous waste” as now or hereafter defined in the Resource Conservation and Recovery Act, as amended (“RCRA”) (42 U.S.C. § 6901 et seq.) or any regulations promulgated under RCRA; (c) any substance now or hereafter regulated by the Toxic Substances Control Act, as amended (“TSCA”) (15 U.S.C. § 2601 et seq.) or any regulations promulgated under TSCA; (d) petroleum, petroleum by-products, gasoline, diesel fuel, or other petroleum hydrocarbons; (e) asbestos and asbestos-containing material, in any form, whether friable or non-friable; (f) polychlorinated biphenyls; (g) lead and lead-containing materials; or (h) any additional substance, material or waste (i) the presence of which on or about the Premises (A) requires reporting, investigation or remediation under any Environmental Laws (as hereinafter defined), (B) causes or threatens to cause a nuisance on the Premises or any adjacent property or poses or threatens to pose a hazard to the health or safety of persons on the Premises or any adjacent property, or (C) which, if it emanated or migrated from the Premises, could constitute a trespass, or (ii) which is now or is hereafter classified or considered to be hazardous or toxic under any Environmental Laws; and “Environmental Laws” shall mean and include (a) CERCLA, RCRA and TSCA; and (b) any other federal, state or local laws, ordinances, statutes, codes, rules, regulations, orders or decrees now or hereinafter in effect relating to (i) pollution, (ii) the protection or regulation of human health, natural resources or the environment, (iii) the treatment, storage or disposal of Hazardous Materials, or (iv) the emission, discharge, release or threatened release of Hazardous Materials into the environment.

        The undersigned hereby acknowledges and agrees that this Hazardous Materials Disclosure Certificate is being delivered to Landlord in connection with the evaluation of a Lease Agreement and, if such Lease Agreement is executed, will be attached thereto as an exhibit. The undersigned further acknowledges and agrees that if such Lease Agreement is executed, this Hazardous Materials Disclosure Certificate will be updated from time to time in accordance with Paragraph 32 of the Lease Agreement. The undersigned further acknowledges and agrees that Landlord and its partners, lenders and representatives may, and will, rely upon the statements, representations, warranties, and certifications made herein and the truthfulness thereof in entering into the Lease Agreement and the continuance thereof throughout the term, and any renewals thereof, of the Lease Agreement. I [print name] _______________, acting with full authority to bind the (proposed) Tenant and on behalf of the (proposed) Tenant, certify, represent and warrant that the information contained in this certificate is true and correct.

(PROSPECTIVE)     TENANT:

ALLIANCE FIBER OPTIC PRODUCTS, INC.,a
Delaware corporation

By: __________________________________________________________

Title: _______________________________________________________

Date: ________________________________________________________

By: __________________________________________________________

Title: _______________________________________________________

Date: ________________________________________________________

*In conformance with California Corporations Code §313, this document is to be signed by (i) the chairman of the board, the president or any vice president, and (ii) the secretary, any assistant secretary, the chief financial officer or any assistant treasurer of the Tenant.